Exhibit 10.91

CONTRIBUTION AGREEMENT

CONTRIBUTION OF NORTH PARK TOWERS APARTMENTS

FROM

BR-NPT SPRINGING ENTITY, LLC

TO

BLUEROCK RESIDENTIAL HOLDINGS, L.P.

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7.2	Operating Partnership’s Default	17

Article 8.	INDEMNIFICATION AND LIMITATION ON LIABILITY	17

8.1	Indemnification from Contributor to Operating Partnership	17
8.2	Limitation on Contributor’s Liability	17
8.3	Pledge Agreement	18
8.4	Reserved	18
8.5	Reserved	18
8.6	Indemnification from Operating Partnership to Contributor	18
8.7	Limitation on Operating Partnership’s Liability	19
8.8	Survival	19

Article 9.	MISCELLANEOUS	19

9.1	Parties Bound	19
9.2	Headings; Entirety; Amendments	19
9.3	Invalidity and Waiver	19
9.4	Governing Law; Calculation of Time Periods; Time	19
9.5	No Third Party Beneficiary	20
9.6	Confidentiality	20
9.7	Enforcement Expenses	20
9.8	Notices	20
9.9	Construction	20
9.10	Execution in Counterparts	21
9.11	Further Assurances	21
9.12	Waiver of Jury Trial; Forum	21
9.13	Mutual Execution	21
9.14	Cooperation	21
9.15	Exclusivity	21

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CONTRIBUTION AGREEMENT

SCHEDULE OF EXHIBITS AND APPENDICES

Schedule 1.1	-	Contributor, Acquiror, Interest to be Acquired and Allocated Purchase Price

Exhibit A	-	Property Description
Exhibit B	-	Org Chart
Exhibit C	-	Form of Lock-up Agreement
Exhibit D	-	Form of Pledge Agreement
Exhibit E	-	Form of Tax Protection Agreement
Appendix 1.2	-	Defined Terms

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CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made as of the Effective Date (defined below), by and among BR-NPT SPRINGING ENTITY, LLC, a Delaware limited liability company (“Contributor”), and BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership (“Operating Partnership”).

RECITALS

A.          Contributor is the owner and holder of a 100% fee simple interest in the North Park Towers apartments located in Southfield, Michigan.

B.           The parent and general partner of the Operating Partnership, Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “REIT”), intends to conduct an underwritten public offering of its shares of Class A common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (such underwritten public offering, the “IPO”).

C.           Subject to, inter alia, the completion of the IPO, Contributor desires to contribute, and Operating Partnership desires to accept the contribution from Contributor, of all of Contributor’s right, title and interest in a 100% fee simple interest in the Property free and clear of Encumbrances.

D.           Operating Partnership intends to acquire the Property through its wholly owned subsidiary, BRG North Park Towers, LLC, a Delaware limited liability company (“BRG North Park Towers”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor and Operating Partnership agree as follows:

ARTICLE 1. SCHEDULE; DEFINITIONS; CONSIDERATION

1.1         Schedule. Schedule 1.1 and the following basic terms are made a part of this Agreement:

Consideration:

(a)          For the Property, Operating Partnership shall deliver to Contributor the Consideration as more fully set forth in Section 1.3(b).

(b)     Payment of the Consideration at Closing is subject to adjustment for prorations and other adjustments as provided herein.

Effective Date:	March 10, 2014
Due Diligence Period:	The period ending at 5:30 p.m. (New York, NY time) on March 21, 2014.
Closing Date:	The date of the closing of the IPO or such other post-IPO date which has been mutually agreed upon by the Operating Partnership and Contributor (collectively, the “Parties,” individually each a “Party”), subject to an outside closing date of June 30, 2014, unless extended by mutual agreement of the Parties.
Notice Addresses:	See Section 9.8 herein.

1.2         Definitions. Certain terms, capitalized but not defined in the body of this Agreement or otherwise designated in Section 1.1 hereof, shall have the meanings ascribed to them on Appendix 1.2 attached hereto.

1.3         Consideration. In accordance with the Recitals set forth above, which Recitals are incorporated into this Agreement and made a part hereof, the Contributor agrees to contribute and the Operating Partnership agrees to accept, the Property for the consideration set forth below (the “Consideration”) and on the terms and conditions otherwise contained in this Agreement.

(a)          At Closing, provided all conditions precedent set forth herein have been satisfied, including, but not limited to the Transaction Conditions, Contributor shall contribute, transfer, assign, convey and deliver to Operating Partnership, absolutely and unconditionally, and free and clear of all Liens except as otherwise set forth herein, all of Contributor’s right, title and interest in the Property.

(b)          Operating Partnership agrees to deliver to Contributor, a number of OP Units determined using the following formula:

The number of OP Units shall equal the Appraised Equity Value divided by the Share Price, as rounded to the nearest whole number, as decreased by the number of OP Units payable to Bluerock Real Estate, L.L.C. or an affiliate pursuant to Section 5.4 hereof, which OP Units shall be directly paid to such entity.

For purposes of the aforementioned formula, “Appraised Equity Value” means the value of the Property, where the total equity of the Property shall be determined by subtracting the outstanding principal balance of all debt on the Property from the appraised value of the Property as established by a third-party appraiser within six (6) months of the Closing Date.

For purposes of the aforementioned formula, “OP Units” mean units of limited partnership interests in the Operating Partnership that, subsequent to the one-year anniversary of the receipt of such units, are redeemable for cash or exchangeable, at the REIT’s option, for shares of the REIT’s Class A common stock on a one-for-one basis, subject to certain adjustments.

For purposes of the aforementioned formula, “Share Price” means the final per share price of Class “A” common stock offered to the public in the IPO.

(c)          At Closing, the Operating Partnership shall also cause the REIT to confer upon the Contributor the benefits of its Registration Rights Agreement, dated on or before Closing (including any supplement thereto into which the parties shall enter at Closing, the “Registration Rights Agreement”), a copy of which shall be delivered to the Contributor promptly after the execution hereof and shall be thereafter negotiated between the Parties in good faith. Additionally, at Closing, the Operating Partnership and the REIT shall enter into a Tax Protection Agreement with the Contributor, dated on or before the Closing (the “Tax Protection Agreement”), a copy of which shall be delivered to the Contributor promptly after the execution hereof and shall be thereafter negotiated between the Parties in good faith.

1.4         Securities Law Matters and Contributor’s Tax Acknowledgment.

(a)          Securities Law Matters. In acquiring the OP Units and engaging in this transaction, the Contributor is not relying upon any representations made to it by the Operating Partnership, or any of the partners, officers, employees, affiliates or agents of the Operating Partnership, REIT or BRG North Park Towers, except with respect to any representations set forth in this Agreement (as such representations may be modified in accordance with the terms of this Agreement). Contributor is aware of the risks involved in investing in the OP Units. Contributor has had an opportunity to ask questions of, and to receive answers from, the Operating Partnership or a person or persons authorized to act on its behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of the Operating Partnership. Contributor confirms that all documents, records, and information pertaining to its investment in the Operating Partnership that have been requested by it, including a complete copy of the organizational documents of the Operating Partnership and the REIT, have been made available or delivered to it prior to the date hereof. Contributor represents and warrants that it has reviewed such documents and information as Contributor has deemed appropriate, and made its own investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Operating Partnership.

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Contributor understands that the OP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The OP Units are being acquired by Contributor solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and Contributor does not have any present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale. Contributor understands that the Operating Partnership’s limited partnership agreement, as amended (“Operating Partnership Agreement”) will impose certain restrictions with respect to the transfer of the OP Units and, if the Operating Partnership elects to issue certificates for the OP Units (collectively, “Certificates”), the Certificates will contain, in addition to any other legend required to be set forth on the certificate by the Operating Partnership Agreement, the following legend reflecting the requirement that the OP Units cannot be resold without registration under such laws or the availability of an exemption from such registration:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO BLUEROCK RESIDENTIAL HOLDINGS, L.P., AN OPINION OF COUNSEL SATISFACTORY TO BLUEROCK RESIDENTIAL HOLDINGS, L.P., TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Contributor is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Contributor acknowledges that the acquisition of the Property by the Operating Partnership or its affiliates is in connection with the consummation of the IPO and the satisfaction of the conditions set forth herein.

(b)          Contributor’s Tax Acknowledgment. Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Property to the Operating Partnership and its receipt of the Consideration, as consideration therefor, (ii) Contributor’s receipt of the allocated OP Units; and (iii) any other transaction contemplated by this Agreement. Contributor further represents and warrants that it has not relied on the REIT, the Operating Partnership or any such party’s respective affiliates, representatives, counsel or other advisors and their respective representatives for such tax advice.

1.5         Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as “sell,” “sale,” “purchase,” and “pay,” the parties hereto acknowledge, agree and consent that the transactions contemplated hereby will be treated for federal income tax purposes in accordance with Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”) except to the extent that the transactions are treated, in part, as a “disguised sale” of the Property to the Operating Partnership under Treasury Regulations Section 1.707-5(a).

1.6         Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein,” “hereinafter,” “hereof” and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”

ARTICLE 2. INSPECTION

2.1         Due Diligence. Operating Partnership shall have the Due Diligence Period in which to examine and inspect the Property to determine, in its sole discretion, whether the Property is satisfactory to the Operating Partnership. The Operating Partnership and other parties designated by it (collectively, “Operating Partnership’s Representatives”) shall have reasonable access to all books and records for the Property that are in Contributor’s possession or control for the purpose of conducting due diligence and shall, subject to the rights of tenants under Leases, be able to conduct and complete such surveys, inspections and tests (including reasonable intrusive inspection and sampling), as may be required by Operating Partnership, subject to the limitations set forth herein. In the course of its investigations, but subject to the provisions of Section 9.6, the Operating Partnership may make inquiries to third parties, including, without limitation, municipal, local and other government representatives.

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If any inspection or test damages the Property, Operating Partnership will promptly restore, at its sole expense, the Property to its condition immediately prior to any such inspection or test. Notwithstanding the foregoing, Operating Partnership shall not conduct any soil borings, core samples or other invasive testing without the prior written consent of Contributor, which consent by Contributor will not be unreasonably withheld, delayed or conditioned and which shall be deemed given by Contributor unless the Contributor provides written notice of objection to Operating Partnership, specifying the basis for such objection, within three (3) days after submission by Operating Partnership of a written request for such testing. Operating Partnership shall indemnify, defend, and hold Contributor harmless from any liens arising out of its inspections as well as any claims asserted by third parties against Contributor (other than those arising out of the gross negligence or willful misconduct of Contributor or any of its Affiliates (other than Operating Partnership, its Subsidiaries and its Advisor)) to recover for personal injury or property damage as a result of Operating Partnership’s or Operating Partnership’s Representatives’ entry onto the Property; provided, however, the indemnity shall not extend to protect Contributor from any pre-existing liabilities for matters merely discovered by Operating Partnership (e.g., latent environmental contamination) so long as Operating Partnership’s actions do not intentionally exacerbate such pre-existing liability. Operating Partnership shall procure and continue in force from and after the date Operating Partnership and Operating Partnership’s Representatives first enter the Property, and continuing throughout the term of this Agreement, liability insurance of not less than $1,000,000. Prior to entering the Property, Operating Partnership shall provide to Contributor a certificate of insurance evidencing such coverage and naming Contributor as an additional insured party. Operating Partnership’s obligations under this Section 2.1 shall survive the termination of this Agreement for a period of twelve (12) months.

2.2         Contributor’s Delivery of Specified Documents. Upon Operating Partnership’s written request, Contributor or its agents shall provide, subject to the provisions of Section 9.6, the Operating Partnership with access to a virtual data room containing any reasonable information sought by Operating Partnership (and not otherwise already in Operating Partnership’s possession) with respect to the Property. Information concerning the Property shall collectively be referred to herein as the “Property Information.” During the pendency of this Agreement, (i) Contributor shall post in the virtual data room any document described above as and when it comes into Contributor’s possession or control or is produced by Contributor, after the initial delivery of the Property Information; and (ii) Contributor shall endeavor to keep Operating Partnership reasonably informed as to the material operation of the Property, and at the written request of the Operating Partnership, shall post in such virtual data room copies of leasing status reports, operating statements and other management reports with respect to the Property prepared in the ordinary course of business. Without limiting the foregoing, Contributor shall make all other documents, files and information requested by Operating Partnership (and not otherwise already in Operating Partnership’s possession) concerning the Property in the possession or control of Contributor available for Operating Partnership’s inspection in such virtual data room or such other location as the parties may reasonably agree.

2.3         Title and Survey. Operating Partnership, at its own expense, may, during the Due Diligence Period, order (i) any owner lien searches (or other title updates) with respect to the Property, (ii) such surveys or updates to existing surveys with respect to the Property as it desires, and (iii) such UCC, judgment, and tax lien searches with respect to Contributor and the Property as it desires. Contributor shall cooperate and shall cause other parties to cooperate with Operating Partnership’s inspections under this Section.

2.4         Objection Notice. If Operating Partnership is not satisfied in its sole discretion with any of its inspections, reviews or with any other matter concerning the Property, Operating Partnership may, either (i) on or prior to the expiration of the Due Diligence Period, terminate this Agreement by notice to the Contributor, in which event no party shall have further obligations hereunder, except for the payment of certain expenses pursuant to Section 5.3 and except with respect to the indemnity and defense provisions of Section 2.1, or (ii) on or prior to March 18, 2014, raise certain objections by providing notice to Contributor in writing (the “Objection Notice”), which Objection Notice may, at Operating Partnership’s option, specify in reasonable detail which matters (collectively, the “Objections”) Operating Partnership does not find satisfactory with respect to the Property.

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If Operating Partnership timely provides an Objection Notice, then Contributor shall have two (2) Business Days after receipt of such Objection Notice to notify Operating Partnership in writing as to whether it intends to remove, or cause to be corrected to Operating Partnership’s reasonable satisfaction, prior to Closing any of such Objections, and removal or correction of any such Objections which Contributor elects to remove or correct (or is obligated to remove or correct hereunder) shall be a condition to Operating Partnership’s obligation to close (collectively, “Mandatory Cure Items”). Anything herein to the contrary notwithstanding, Contributor shall not have any obligation to remove or correct any Objections other than voluntary Encumbrances of the Property (but not including liens and security interests securing the Loans), or any other Objections which Contributor elects to cure as provided above, all of which shall be removed by Contributor on or before Closing. The Closing Date may be extended if needed to allow sufficient time for Contributor to remove or cure such Mandatory Cure Items. The foregoing notwithstanding, Contributor shall be required to (i) remove any mechanic’s or material liens encumbering the Property or (ii) cause such liens to be bonded over or secured to Operating Partnership’s reasonable satisfaction.

If Contributor does not elect in writing within such two (2) Business Day period to remove or correct any Objection to Operating Partnership’s reasonable satisfaction, then Operating Partnership (i) shall elect by written notice to Contributor on or prior to the expiration of the Due Diligence Period, to terminate this Agreement and neither party shall have any further obligations hereunder, except for the payment of certain expenses pursuant to Section 5.3 and except with respect to the indemnity and defense provisions of Section 2.1, or (ii) shall accept the Property subject to any Objections (other than Mandatory Cure Items), and proceed to close as to all of the Property, with the further right to deduct from the Consideration amounts required to remove any Mandatory Cure Items that are liens of an ascertainable amount and that are not removed by Contributor on or before Closing.

If this Agreement is not terminated on or prior to the expiration of the Due Diligence Period, then Operating Partnership shall proceed to close under this Agreement subject only to the satisfaction of Operating Partnership’s closing conditions set forth in Section 4.2 of this Agreement.

ARTICLE 3. OPERATIONS AND RISK OF LOSS

3.1         Ongoing Operations. From the Effective Date through the Closing Date:

(a)          Operation of Property. Contributor shall use Commercially Reasonable Efforts to maintain, or cause to be maintained, the Property in substantially its current condition, subject to ordinary wear and tear, natural deterioration and obsolescence between the Effective Date and the Closing Date, and in material compliance with all applicable Laws. Except as necessary to comply with the preceding sentence or to make the Property suitable for use by new tenants, Contributor shall not make or permit any material alterations to the Property or any portion thereof without Operating Partnership’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Contributor will use Commercially Reasonable Efforts to perform, or cause to be performed, its material obligations under all Leases, Service Contracts and other agreements that may affect it or the Property. Contributor will not remove or permit the removal of any Personal Property except as may be required for necessary repair or replacement, and repair and replacement shall be of equal quality and quantity as existed as of the time of its removal. Neither Contributor nor its employees, agents or contractors, shall knowingly or intentionally take or permit to be taken any action that causes Contributor’s representations or warranties hereunder to become materially untrue or that causes one or more of Operating Partnership’s conditions to Closing to be unsatisfied or knowingly or intentionally fail to take any action within its actual control that is required to cause Contributor’s representations and warranties hereunder to be true in all material respects.

(b)          New Contracts and Exclusivity. Contributor shall not, and shall not knowingly or intentionally cause or permit any parties to, (i) without Operating Partnership’s prior written consent (which may be withheld in Operating Partnership’s reasonable discretion through to the expiration of the Due Diligence Period and in Operating Partnership’s sole discretion after the end of the Due Diligence Period), amend, grant concessions or waivers regarding or under, or enter into any material contract or other agreement that will be an obligation affecting the Property after Closing or binding on Contributor after Closing, except Leases or Service Contracts in the ordinary course of business consistent with past practices (and consistent with then-current concessions and parameters) and contracts terminable without penalty on no later than 60 days’ notice, or (ii) list the Property with any broker or otherwise solicit, negotiate or accept any offers to sell all or any part of the Property or any interest therein or in any of the Subsidiaries. If Operating Partnership fails to respond to a request of Contributor for consent required by Section 3.1(b)(i) within five (5) days after Operating Partnership’s receipt of Contributor’s written request and all information reasonably required in order to make an informed decision, Operating Partnership shall (A) prior to the expiration of the Due Diligence Period, be deemed to have consented to Contributor taking such proposed action and (B) after the expiration of the Due Diligence Period, be deemed to have objected to such proposed action.

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(c)          Maintenance of Permits and Insurance. Contributor shall use Commercially Reasonable Efforts to maintain, or cause to be maintained, in existence all licenses, permits and approvals necessary or reasonably appropriate to the ownership, operation or improvement of their own legal status and the Property as well as all insurance currently affecting the Property.

(d)          Leasing. Contributor shall not, and shall not knowingly or intentionally, enter into any Leases, or grant any lease concessions, incentives or waivers, except in the ordinary course of business consistent with past practices.

(e)          Loan Documents. Contributor will use Commercially Reasonable Efforts to timely comply with, or cause the timely compliance with, of the terms and conditions of the Loan Documents. Except for any amendments expressly contemplated hereby or unless necessary to avoid or cure any default thereunder or unless required by any Lender, Contributor shall not knowingly or intentionally cause or permit Contributor to amend or terminate the Loan Documents without Operating Partnership’s prior written consent (which may be withheld in Operating Partnership’s reasonable discretion prior to the expiration of the Due Diligence Period and in Operating Partnership’s sole discretion after the end of the Due Diligence Period).

(f)           Property Encumbrances. Except for any liens and security interests securing the Loans or any liens resulting from Operating Partnership’s (or Operating Partnership’s Representatives’) activities at or on the Property pursuant to this Agreement, Contributor shall not create or acquiesce to the creation of any Encumbrances to title with respect to the Property other than the Existing Title Exceptions with respect to the Property, without in each case the prior written consent of Operating Partnership, which consent may not be unreasonably withheld, conditioned or delayed prior to the expiration of the Due Diligence Period, but which may be withheld in Operating Partnership’s sole discretion following the expiration of the Due Diligence Period.

(g)          Ownership Interests. Contributor shall not, and shall not knowingly or intentionally sell, assign, convey, transfer, pledge, hypothecate or otherwise Encumber any membership or partnership interest in the Property or itself, except as set forth in this Agreement.

3.2         Damage. Risk of loss up to and including the Closing Date shall be borne by Contributor. Contributor shall promptly give Operating Partnership written notice of any damage to the Property, describing such damage, stating whether such damage and loss of rents is covered by insurance and the estimated cost of repairing such damage. In the event of any “Material Damage” (described below) to the Property, Operating Partnership may, at its option, by written notice to Contributor given within three (3) Business Days after Contributor has provided the above described notice (and if necessary the Closing Date shall be extended to give Operating Partnership the full three (3) Business Day period to make its election) to: (i) terminate this Agreement, or (ii) proceed under this Agreement and receive a credit at Closing for any applicable deductible amount under any insurance policies. If Operating Partnership fails to timely make such election, Operating Partnership shall be deemed to have elected to terminate this Agreement. If the Property is not materially damaged, then (x) Operating Partnership shall not have the right to terminate this Agreement and (y) at Closing, Operating Partnership shall receive a credit for any applicable deductible amount under said insurance policies and any uninsured loss. “Material Damage” and “Materially Damaged” means, with respect to the Property, damage which in Operating Partnership’s and Contributor’s reasonable estimation (based on a third-party report, prepared by a qualified third party, that is mutually acceptable to Operating Partnership and Contributor, each acting in its reasonable discretion) exceeds $100,000.00 to repair. Such third-party report shall not be required where it is evident that such damage will not exceed $100,000.00 to repair.

3.3         Condemnation. In the event any proceedings in eminent domain are threatened in writing or instituted against any portion of the Property by any Governmental Authority having the power of eminent domain, this Agreement shall automatically terminate.

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3.4         Certain Tax Matters.

(a)          Between the Effective Date and the Closing Date, Contributor shall give, subject to the provisions of Section 9.6 below, Operating Partnership and Operating Partnership’s Representatives full access at their own expense to all books, records and tax returns of or relating to the Property, whether in possession of Contributor or any of its Affiliates or any third-party professional advisor or representative of Contributor, in order that Operating Partnership may have full opportunity to make such investigations as they shall desire to make of the Property for tax purposes. Contributor shall use Commercially Reasonable Efforts to cause all of its respective third-party advisors and representatives, including without limitation accountants and attorneys, to fully cooperate and be available to Operating Partnership (at its sole expense) in connection with such investigation.

(b)          Intentionally deleted.

ARTICLE 4. CLOSING

4.1         Closing. The Closing shall occur on the Closing Date. The transactions described herein shall be closed by means of concurrent delivery of the documents of title, transfer of interest and the Consideration. Closing shall take place at the offices of Kaplan Voekler Cunningham & Frank, PLC, 1401 East Cary Street, Richmond, Virginia 23219, or such place as the parties hereto may agree upon. If the Closing has not occurred on or before June 30, 2014 (except as such date may be further extended by mutual agreement of the Parties), this Agreement shall expire and terminate with no further action required, subject only to the provisions hereto which expressly survive termination.

4.2         Conditions to the Parties’ Obligations to Close.

(a)          Transaction Conditions.

A.          As a condition to Operating Partnership’s obligation to close, any notice to the Lender to the conveyance of the Property as a permitted transfer required under any of the Loan Documents shall have been delivered to Lender in accordance with the applicable Loan Documents, and any terms and conditions imposed by any such Lender in connection with the conveyance shall be satisfactory to the Operating Partnership in its sole discretion.

B.           As a condition to the Operating Partnership’s obligation to close, the Operating Partnership or its direct or indirect owners or subsidiaries may be obligated to assume personal liability for certain undertakings under the Loan Documents, as reasonably required by Lender as a condition to granting its consent to the proposed transfer. However, none of the Operating Partnership or any of its direct or indirect owners shall be obligated to assume any liabilities directly related to the Property, and at Closing all of the Property (except for those obligations related to the operation of the Property that Operating Partnership has agreed to assume following Closing including, without limitation, the Leases) will be free from third-party loans and security interests, but will remain subject to the Loans and all liens and security interests associated therewith.

C.           As a condition to Operating Partnership’s obligation to close, as of the Closing Date, there shall not exist any uncured event of default under the Loan Documents and Contributor shall have paid, or cause to be paid, in full all interest and other amounts (including, without limitation, installments of principal and interest and any applicable fees, charges or penalties) that are then due and payable under the Loan Documents to which it is a party at or prior to Closing.

D.           As a condition to Operating Partnership’s obligation to close, as of the Closing Date, the REIT shall have completed its IPO (“IPO Completion”).

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E.           Intentionally deleted.

The conditions precedent set forth in this Section 4.2(a), are referred to collectively in this Agreement as the “Transaction Conditions”. If Operating Partnership does not exercise its right to terminate this Agreement on or before the expiration of the Due Diligence Period pursuant to Section 2.4, following the expiration of the Due Diligence Period, Contributor shall use Commercially Reasonable Efforts to cause the Transaction Conditions (other than the IPO Completion) to be satisfied and Operating Partnership agrees to cooperate in good faith and with reasonable diligence with such efforts (and to use Commercially Reasonable Efforts to cause the IPO Completion to occur). At Closing, Operating Partnership shall pay to Contributor (or reimburse Contributor, as applicable, with respect to) (i) any and all payments required to be made to or on behalf of any Lender in order to procure its consent to this transaction and (ii) any and all of the reasonable legal fees of counsel incurred in connection with satisfaction of the Transaction Conditions in Section 4.2(a)(A). Operating Partnership shall have the right to participate with Contributor in respect to negotiation with each Lender concerning satisfaction of the Transaction Conditions.

(b)          Title. It shall be a condition to Operating Partnership’s obligation to close that title to the Property is vested of record in Contributor on the Closing Date, subject only to the Permitted Exceptions and any liens resulting from Operating Partnership’s (or Operating Partnership’s Representatives’) activities at or on the Property pursuant to this Agreement.

(c)          Mutuality of Obligations to Close. The obligation of each Party to consummate the Closing shall be contingent upon the satisfaction of all conditions precedent to such Party’s obligation to close. It is the intention of the Parties that all transactions under this Agreement shall be closed concurrently.

(d)          Performance Conditions. The obligation of Contributor to consummate the Closing shall be contingent upon the following: (i) the Operating Partnership’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, except to the extent the inaccuracy of which would not have a Material Adverse Effect, without giving effect to any knowledge based qualifications; (ii) as of the Closing Date, the Operating Partnership shall have performed its obligations hereunder that are to be performed on or prior to the Closing Date and all deliveries to be made at or prior to the Closing Date (including, without limitation, delivery of the Consideration) shall have been tendered; and (iii) the Closing Date shall be no later than June 30, 2014, unless such date is mutually extended by the Parties. The obligation of Operating Partnership to consummate the Closing shall be contingent upon the following: (x) the Contributor’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, except to the extent the inaccuracy of which would not have a Material Adverse Effect, without giving effect to any knowledge based qualifications; and (y) as of the Closing Date, Contributor shall have performed its obligations hereunder that are to be performed on or prior to the Closing Date and all deliveries to be made at or prior to the Closing Date shall have been tendered (other than the failure by Contributor to provide or make available any immaterial document or information in accordance with Section 2.2).

(e)          Other Mutual Conditions. The obligation of the Contributor, on the one hand, and the Operating Partnership, on the other hand, to consummate the Closing shall be contingent upon the following: (i) there shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending against any other Party that would have a Material Adverse Effect on the operation or value of the Property (or with respect to Operating Partnership’s obligation to close, Contributor) or the other Party’s ability to perform its obligations under this Agreement; and (ii) all other conditions set forth in this Agreement to the other Party’s obligation to close shall have been satisfied or waived in writing by such other Party.

(f)           Uncured Violations. As a condition to Operating Partnership’s obligation to close, there shall be no notice issued after the expiration of the Due Diligence Period of any material violation or alleged material violation of any applicable Law, with respect to the Property, which has not been corrected to the reasonable satisfaction of Operating Partnership.

(g)          Failure of Condition. So long as a Party is not in default hereunder beyond any applicable notice and cure periods, if any condition to such Party’s obligation to proceed with the Closing set forth in this Agreement has not been satisfied as of the Closing Date (as it may have been mutually extended by the Parties), such Party may, in its sole discretion, (i) terminate this Agreement in whole by delivering written notice to the other Party on or before the Closing Date, or (ii) elect on or before the Closing Date to effect the Closing, notwithstanding the non-satisfaction of such condition, in which event such Party shall be deemed to have waived any such condition. Any failure of a Party to make an election on or before the Closing Date under clauses (i) or (ii) above, shall be deemed an election under clause (i) above.

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4.3         Contributor’s Deliveries. On or before the Closing Date, Contributor shall deliver or cause to be delivered directly to Operating Partnership the following, each such document being duly executed and, where appropriate, in recordable form and notarized:

(a)          Deed. One original form of warranty deed (the “Deed”) conveying all of Contributor’s right, title, and interest in and to the Property to Operating Partnership;

(b)          FIRPTA. The certification of Contributor as to non-foreign status (the “FIRPTA Certificate”);

(c)          Authority. Evidence of the existence, organization and authority of Contributor and of the authority of the persons executing documents on behalf of Contributor reasonably satisfactory to Operating Partnership;

(d)          Transaction Condition Documents. Such documents and deliveries from or on behalf of Contributor or Affiliate of any of them as may be reasonably required to satisfy the Transaction Conditions;

(e)          Bring-Down Certificate. A written certification by Contributor to Operating Partnership certifying that Contributor’s representations and warranties in Article 6 of this Agreement are true and correct in all material respects as of the Closing Date, except as expressly disclosed in such certificate and except to the extent the inaccuracy of which would not have a Material Adverse Effect;

(f)           Intentionally deleted;

(g)          Updated Rent Roll and Schedule of Service Contracts. An updated Rent Roll and updated schedule of Service Contracts, dated not earlier than 10 days prior to the Closing Date;

(h)          Lock-up Agreement. The Lock-up Agreement, signed by or on behalf of Contributor, substantially in the form attached hereto as Exhibit C;

(i)           Pledge Agreement. The Pledge Agreement (as hereinafter defined), executed by or on behalf of Contributor, substantially in the form attached hereto as Exhibit D;

(j)           Tax Protection Agreement and Registration Rights Agreement. The Tax Protection Agreement and Registration Rights Agreement executed by or on behalf of Contributor; and

(k)          Other Deliveries. Such other documents, certificates and instruments reasonably necessary in order to effectuate the transactions described herein, including without limitation, an assignment and assumption of Leases and Services Contracts (the “Property Rights Assignment”), transfer tax declarations, broker lien waivers, and any other Closing deliveries required to be made by or on behalf of Contributor.

4.4         Operating Partnership’s Deliveries. On or before the Closing Date, Operating Partnership shall deliver or cause to be delivered to Contributor the following, each such document being duly executed and, where appropriate, in recordable form and notarized:

(a)          Intentionally deleted;

(b)          Authority. Evidence of the existence, organization and authority of Operating Partnership and of the authority of the persons executing documents on behalf of Operating Partnership reasonably satisfactory to Contributor;

(c)          Transaction Condition Documents. Such documents and deliveries from or on behalf of REIT, Operating Partnership, BRG North Park Towers or Affiliate of any of them as may be reasonably required to satisfy the Transaction Conditions;

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(d)          Bring-Down Certificate. A written certification by Operating Partnership to Contributor certifying that Operating Partnership’s representations and warranties in Article 6 of this Agreement are true and correct in all material respects as of the Closing Date, except as expressly disclosed in such certificate and except to the extent the inaccuracy of which would not have a Material Adverse Effect;

(e)          Consideration. The Consideration for the Property, plus or minus applicable prorations and adjustments as provided herein and as set forth in Section 1.3;

(f)           Tax Protection Agreement and Registration Rights Agreement. The Tax Protection Agreement and the Registration Rights Agreement, each executed by Operating Partnership or REIT, as applicable;

(g)          Pledge Agreement. The Pledge Agreement (as hereinafter defined), executed by or on behalf of the REIT, substantially in the form attached hereto as Exhibit D; and

(h)          Other Deliveries. Such other documents, certificates and instruments reasonably necessary in order to effectuate the transactions described herein, including without limitation, the Property Rights Assignment, transfer tax declarations, broker lien waivers, and any other Closing deliveries required to be made by or on behalf of Operating Partnership.

4.5         Closing Statements. On or before the Closing Date, Contributor and Operating Partnership shall execute closing statements consistent with this Agreement.

ARTICLE 5. PRORATIONS; COSTS

5.1         Prorations. Operating Partnership and Contributor agree to use customary commercially reasonable practices to determine all prorations and adjustments to be made between Operating Partnership and Contributor at Closing. Contributor shall be entitled to all income, and be liable for all expenses, associated with the Property arising prior to the Closing. Operating Partnership shall be entitled to all income, and liable for all expenses, associated with the Property arising on or after the Closing.

5.2         Post-Closing Corrections. Either Party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment, provided such adjustment is claimed by such Party within twelve months after Closing. The provisions of this Section 5.2 shall survive the Closing.

5.3         Costs; Transfer Taxes. In addition to the other costs and expenses specified herein, Operating Partnership shall pay (i) the cost of any updated title reports, (ii) the costs of any survey updates or new surveys obtained by Operating Partnership, (iii) other costs associated with Operating Partnership’s due diligence activities, and (iv) any Transfer Taxes due and payable with respect to the conveyance of the Property. In addition to the other costs and expenses specified herein, Contributor shall pay the cost of removing any Encumbrances directly on the Property. Except as provided in Section 4.2(a), Section 7.1, Section 7.2, Section 8.1, Section 8.6 and Section 9.7 of this Agreement, or in any other document or instrument executed pursuant to this Agreement, each Party shall be responsible for their own attorneys’ and other professional fees. Contributor and Operating Partnership shall execute any required city, county and state Transfer Tax or other declarations.

5.4         Sales Commissions; Disposition Fee. Contributor and Operating Partnership represent and warrant each to the other that they have not dealt with any real estate broker or sales person in connection with this transaction. In the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each Party shall indemnify, defend and hold harmless the other Party from and against any such claim based upon any actual or alleged statement, representation or agreement of the indemnifying party. Notwithstanding the foregoing, Contributor and Operating Partnership each acknowledge that Bluerock Property Management, LLC or an affiliate is entitled to and shall receive at Closing a disposition fee of $468,000 in connection with the sale of the Property, which shall be payable in the form of OP Units, which consideration would otherwise be paid to Contributor pursuant to Section 1.3 hereof in the form of OP Units, so long as such issuance would not result in a violation of the stock ownership limits set forth in REIT’s Charter Documents; if such violation was to occur, then the same would be payable in cash. The number of OP Units to be tendered to Bluerock Property Management, LLC or an affiliate shall be calculated by dividing the amount of such disposition fee by the Share Price. Additionally, Contributor and REIT each acknowledge that, in connection with the acquisition of the Property, Bluerock Multifamily Advisor, LLC is entitled to and shall receive at Closing an acquisition fee of $390,000, which shall be payable in the form of the Operating Partnership’s long-term incentive plan units (the “LTIP Units”), with the number of LTIP Units to be calculated by dividing the amount of such acquisition fee by the Share Price. Contributors shall bear no responsibility for payment of such stated acquisition fee. The LTIP Units shall be subject to the Lock-up Agreement. This provision shall survive the Closing and any termination of this Agreement.

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5.5         Excluded Obligations and Assets.

(a)          Contributor Obligations. Neither Operating Partnership nor any of its direct or indirect owners or Subsidiaries shall be obligated to assume any liabilities directly related to the Property (other than any obligations applicable to the owner of the Property from and after the Closing Date), and at Closing the Property will be free from third-party loans and security interests, but will remain subject to the Loans and all liens and security interests associated therewith.

(b)          Survival. The provisions of this Section 5.5 shall survive Closing indefinitely and shall not be subject to the limitations set forth in Section 6.8 or Article 8.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

6.1         Contributor’s Representations and Warranties as to Contributor. As a material inducement to Operating Partnership to execute this Agreement and consummate the Closing, Contributor represents and warrants to Operating Partnership with respect to itself, and only itself except as otherwise noted, that:

(a)          Contributor has been duly formed or organized as a limited liability company, is validly existing and is in good standing in the State of Delaware, and is authorized to exercise all its limited liability company powers, rights and privileges.

(b)          Contributor has the power and authority, under its Charter Documents, to own and operate its assets, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

(c)          All manager, member, or other action on the part of Contributor necessary for Contributor’s authorization, execution and delivery of this Agreement, and the performance of all obligations of Contributor hereunder and the completion of the Closing pursuant hereto, has been taken or will be taken prior to the Closing. This Agreement constitutes a legally binding and valid obligation of Contributor, enforceable against Contributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d)          The execution and delivery of this Agreement by Contributor and the performance by Contributor of its obligations pursuant hereto will not result in any material violation of, be in conflict with, or constitute a material default under, with or without the passage of time or the giving of notice: (x) any provision of Contributor’s Charter Documents as such documents exist immediately prior to the Closing; (y) any provision of any judgment, decree or order to which Contributor is a party or by which it or its property or assets are bound; or (z) any statute, rule or governmental regulation applicable to Contributor or its property or assets.

(e)          The execution and delivery of this Agreement by Contributor and the performance by Contributor of its obligations pursuant hereto will not result in any material violation of, be in material conflict with, or constitute a material default under, with or without the passage of time or the giving of notice, any material contract or agreement to which Contributor is a party or by which it is bound, assuming the satisfaction of the Transaction Conditions.

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(f)          The execution, delivery and performance by Contributor of this Agreement does not require the consent, approval, notice, clearance, waiver, order or authorization of any Person or Governmental Authority that has not been obtained or given, except as related to the satisfaction of the Transaction Conditions.

(g)          There is no action, suit, proceeding or investigation pending or, to the knowledge of Contributor, threatened in writing against Contributor that challenges the validity of this Agreement or the right of Contributor to enter into this Agreement, or that might result, either individually or in the aggregate, in Contributor’s inability to perform its obligations under this Agreement. There is no material judgment, decree or order of any court, arbitrator, tribunal or governmental or similar authority in effect against Contributor, and Contributor is not in material default with respect to any order or any court, arbitrator, tribunal or governmental or similar authority binding upon Contributor or by which it or its property or assets are bound, that would prevent Contributor from performing its obligations under this Agreement.

(h)          Contributor is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or plans.

(i)           Contributor is not acting, directly or to its knowledge indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the U.S. Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or to its knowledge indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or to its knowledge indirectly, on behalf of, any such person, group, entity or nation.

(j)           Contributor is not insolvent and will not become insolvent by executing or performing its obligations under this Agreement or the documents to be executed in connection herewith.

(k)          Contributor is acquiring the OP Units for its own account for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Contributor understands that the OP Units have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available. Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

6.2         Contributor’s Representations and Warranties as to Ownership, Books and Records. As a material inducement to Operating Partnership to execute this Agreement and consummate the Closing, Contributor represents and warrants to Operating Partnership that:

(a)          Contributor is the owner and holder of 100% of the fee simple interest in the Property. The Property is free and clear of any lien or security interest, except for those liens and security interests created by the Loan Documents and the Permitted Exceptions.

(b)          Contributor is qualified to do business and is in good standing in the state where the Property is located.

(c)          Contributor does not own assets or property, or any interests therein (whether direct or indirect), except the Property, and has not engaged and will not engage during its ownership of the Property in any business or activity other than in connection with its ownership of the Property.

(d)          There are no options, warrants, stock appreciation rights, calls, pre-emptive rights, subscriptions, contribution rights, convertible securities, or other rights or other agreements or commitments of any character whatsoever which are an obligation of Contributor to issue, transfer or sell any securities exercisable for, or otherwise evidencing a right to acquire, any interests of any kind in any of the Property (except the rights of Operating Partnership under this Agreement).

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(e)          The organizational chart attached to this Agreement as Exhibit B is correct in all material respects.

(f)           The books and records of Contributor required to be kept by Law are current and have been maintained in all material respects in accordance with all applicable Laws on a proper and consistent basis and contain complete and accurate records, in all material respects, of all matters required by applicable Laws to be dealt with in such books and records and all such books and records are in the possession and control of Contributor.

(g)          The financial statements of Contributor (collectively the “Financial Statements”) provided to Operating Partnership in the Due Diligence Materials are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, present fairly in all material respects the financial position and results of operations of Contributor, at the dates and for the periods to which they relate and show all material liabilities, absolute or contingent, of Contributor; provided, however, that any Financial Statements for periods other than the fiscal year end of Contributor are subject to modification resulting from the absence of footnotes thereto and ordinary course fiscal year-end audit adjustments. Except as set forth in the Financial Statements, Contributor has no liabilities, debts, or other obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business of the Contributor subsequent to the respective dates of the Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business of Contributor and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually and in the aggregate, are immaterial in amount, (iii) obligations under the Loan Documents or Leases and Service Contracts incurred in the ordinary course of business, not including any breach of such Leases, Loan Documents or Service Contracts, and (iv) liabilities identified and prorated pursuant to Section 5.1.

(h)          Contributor has not had any employees and will not have any employees from the date hereof through the Closing Date.

(i)           There is no claim, litigation, arbitration or other proceeding pending or, to the knowledge of Contributor, threatened, in writing, against Contributor, except as set forth on the Disclosure Schedule.

(j)           All books, files and records delivered by or on behalf of Contributor to Operating Partnership, or made available by Contributor to Operating Partnership for review, are complete and unaltered copies, in all material respects, of such books, files and records in Contributor’s possession or control. All books, files and records related to Contributor in Contributor’s possession or control have been, or will be during the Due Diligence Period, delivered or made available to Operating Partnership for review.

(k)          With respect to the following Tax matters: All Tax or information filings and returns required to be filed by Contributor have been properly prepared and duly filed, and, except with respect to appeals of the Property’s real estate Tax assessments or any other Tax assessments that are being contested in good faith in the ordinary course of business, all Taxes required to be paid by Contributor have been paid in full. There are no (A) pending audits, actions, proceedings or examinations of Contributor or of any of the Tax or information returns of Contributor, as applicable, being conducted by any federal, state, local, or foreign taxing authority, (B) pending or, to the knowledge of Contributor, threatened claims or disputes relating to any Taxes allegedly owed by Contributor or (C) outstanding agreements or waivers extending the statutory limitations period applicable to the payment of any Taxes by or on behalf of Contributor with respect to any filed returns. The Due Diligence Materials contain true, correct and complete copies, in all material respects, of all Tax returns of Contributor since its formation, including copies of all Schedules K-1 issued or received.

6.3         Contributor’s Representations and Warranties as to the Property. As a material inducement to Operating Partnership to execute this Agreement and consummate the Closing, Contributor represents and warrants to Operating Partnership with respect to the Property that:

(a)          The most current Rent Roll for the Property delivered to Operating Partnership as part of the Property Information is the Rent Roll relied upon by Contributor in the ordinary course of business.

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(b)          To Contributor’s knowledge, Contributor has complied in all material respects with its obligations under each of the Leases in effect with respect to its Property.

(c)          The list of Service Contracts included in the Due Diligence Materials is true and correct in all material respects as of the date of its preparation. Other than the Service Contracts delivered to Operating Partnership as part of the Property Information, there are, to Contributor’s knowledge, no other property or asset management contracts or other arrangements, contracts and agreements to which Contributor is a party affecting the ownership, repair, maintenance, leasing or operation of the Property, and the copies of such documents delivered to Operating Partnership are true and correct in all material respects. To Contributor’s knowledge, neither Contributor nor any other party to any of the Service Contracts is in default thereunder beyond any applicable notice or cure period.

(d)         There are no pending or, to Contributor’s knowledge, threatened in writing (a) eminent domain proceedings for the condemnation of any portion of the Land or (b) litigation against Contributor in respect of the Property which, if decided adversely to Contributor would have a Material Adverse Effect.

(e)          Except as set forth on a Disclosure Schedule: (a) all material licenses or permits necessary to operate the Property in material compliance with applicable Laws and otherwise as presently operated have been obtained and are in full force and effect and (b) to Contributor’s knowledge, Contributor is in compliance in all material respects with each such license and permit.

(f)          Except as set forth on a Disclosure Schedule, Contributor has received no written notice from any Governmental Authority or agency having jurisdiction over the Property that the Property or its use is in material violation of any Law that would have a Material Adverse Effect.

(g)          To Contributor’s knowledge, and except as may be disclosed on a Disclosure Schedule or in the environmental reports made available to Operating Partnership as a part of the Property Information, no Hazardous Materials have, during the period of Contributor’s ownership of the Property, existed or currently exist in, on or under, or have been or are being disposed of or released from, the Property in quantities that exceed reportable concentrations under current applicable Environmental Laws; and, to Contributor’s knowledge, no well or wells, underground storage tank or tanks (whether existing or abandoned) exist or have, during the period of Contributor’s ownership of the Property, existed on or under the Property.

(h)          Copies of the Property Information and all documents containing information material to the ownership or operation of the Property have been delivered to Operating Partnership and are true, correct and complete copies; and Contributor is not aware of any material inaccuracy or omission in such information.

(i)           The Loan Documents delivered to Operating Partnership as part of the Property Information include true, accurate and complete copies of all of the material documents and instruments in effect with respect to the Loans, including all amendments, modifications and supplements thereto. To Contributor’s knowledge, no material default or breach exists under any Loan Document beyond any applicable cure period, nor does there exist any material default or breach, or any material event or circumstance, which, with the giving of notice or passage of time, or both, would constitute a material default or breach by Contributor or any other party under any of the Loan Documents.

(j)           Contributor is the owner of its Personal Property free and clear of all Encumbrances other than the Permitted Exceptions, and has not previously assigned its rights in and to its Personal Property except for security interests granted as security for the Loans. Except as set forth in the Property Information, Contributor does not lease any equipment or other personal property in connection with the ownership or operation of the Property.

(k)          All vacant rental units at the Property are substantially in rent ready condition, except for units vacant for routine cleaning or maintenance as is customarily performed by Contributor in the ordinary course of business consistent with current practices.

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(l)           Except as set forth in a Disclosure Schedule, Contributor has not received written notice of any uncured violation of any declaration of covenants, conditions and restrictions, reciprocal easement agreements or similar instrument governing or affecting the use, operation, maintenance, management or improvement of all of any portion of the Property (collectively “CCRs”), and to Contributor’s knowledge Contributor is not in material default under, and the Property is in compliance in all material respects with, all applicable CCRs. Without limiting the foregoing, to Contributor’s knowledge, Contributor is not in default with respect to payment of any material contributions or assessments payable by Contributor under any CCRs.

6.4         [Reserved]

6.5         [Reserved]

6.6         Operating Partnership’s Representations and Warranties. As a material inducement to Contributor to execute this Agreement and consummate the Closing, Operating Partnership represents and warrants to Contributor that:

(a)          Operating Partnership has been duly formed or organized as a limited partnership, is validly existing and, as of Closing, will be in good standing in the state of its formation or organization, and is authorized to exercise all of its powers, rights and privileges.

(b)          Operating Partnership has the power and authority, under its Charter Documents, to own and operate its property and assets, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

(c)          All action on the part of the Operating Partnership and its partners, owners, members, managers, officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Operating Partnership hereunder and completion of the transactions hereunder, has been taken or will be taken prior to the Closing. This Agreement constitutes a legally binding and valid obligation of Operating Partnership enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d)          The execution and delivery of this Agreement by Operating Partnership and the performance by Operating Partnership of its obligations pursuant hereto will not result in any material violation of, be in material conflict with, or constitute a material default under, with or without the passage of time or the giving of notice: (x) any provision of Operating Partnership’s Charter Documents as such documents exist immediately prior to the Closing; (y) any provision of any judgment, decree or order to which Operating Partnership is a party or by which it or its property or assets are bound; or (z) any statute, rule or governmental regulation applicable to Operating Partnership or its property or assets.

(e)          The execution and delivery of this Agreement by Operating Partnership and the performance by Operating Partnership of its obligations pursuant hereto will not result in any material violation of, be in material conflict with, or constitute a material default under, with or without the passage of time or the giving of notice, any material contract or agreement to which Operating Partnership is a party or by which it is bound, assuming the satisfaction of the Transaction Conditions.

(f)          The OP Units to be issued to the Contributor hereunder shall be duly and validly authorized and issued, free of any preemptive or similar rights or any encumbrances, other than encumbrances arising under applicable securities laws, or any lockup agreement to which the Contributor becomes a party.

(g)          There is no action, suit, proceeding or investigation pending or, to the knowledge of Operating Partnership, threatened in writing against Operating Partnership that challenges the validity of this Agreement or the right of Operating Partnership to enter into this Agreement, or that might result, either individually or in the aggregate, in Operating Partnership’s inability to perform its obligations under this Agreement. There is no material judgment, decree or order of any court, arbitrator, tribunal or governmental or similar authority in effect against Operating Partnership, and the Operating Partnership is not in material default with respect to any order of any court, arbitrator, tribunal or governmental or similar authority binding upon Operating Partnership or by which it or its property or assets are bound that would prevent the Operating Partnership from performing its obligations under this Agreement.

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(h)          Operating Partnership is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the U.S. Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or indirectly, on behalf of, any such person, group, entity or nation.

(i)           Intentionally deleted.

6.7         Limitations; Definition of Knowledge.

(a)          Except for the representations and warranties contained in Sections 1.4 and 6.1-6.3 (as modified by any matters noted as exceptions on any schedules attached hereto (collectively, the “Exception Matters”), Appendices and Schedules hereto), or any documents delivered to Operating Partnership at Closing in connection with this Agreement (collectively, “Contributor’s Reps”), neither Contributor nor any other Person (including, for the avoidance of doubt, any equity holder of Contributor) makes any other express or implied representation or warranty in respect of any of the Property, Contributor, or the transactions contemplated hereby, and Contributor disclaims all other representations or warranties, whether made by Contributor or any of its respective Affiliates, officers, directors, employees, agents or representatives. Except for Contributor’s Reps, Contributor hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Operating Partnership or its Affiliates or Operating Partnership’s Representatives (including any opinion, information, projection or advice that may have been or may be provided to Operating Partnership by any director, officer, employee, agent, consultant or representative of Contributor or any of their respective Affiliates). The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed. EXCEPT FOR AND SUBJECT ONLY TO CONTRIBUTOR’S REPS, CONTRIBUTOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, RELATING TO THE PROPERTY, IN WHOLE OR IN PART, OR ANY OTHER MATTER, ALL SUCH REPRESENTATIONS AND WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND SUBJECT ONLY TO CONTRIBUTOR’S REPS, OPERATING PARTNERSHIP IS PURCHASING THE PROPERTY “AS IS” AND “WITH ALL FAULTS.” EXCEPT FOR CONTRIBUTOR’S REPS, CONTRIBUTOR MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO, AND OPERATING PARTNERSHIP IS NOT RELYING ON ANY REPRESENTATIONS WITH RESPECT TO: (a) environmental matters relating to the Property or any portion thereof, including the presence of any Hazardous Materials on the Property; (b) the presence of mold or other microbial agents in the Property; (c) geological or seismic conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding the withdrawal of water therefrom, and faulting; (d) whether or not and the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway, or special flood hazard; (e) drainage and soil conditions of the Property; (f) the existence of or availability of any development rights; (g) zoning requirements (including any special use permits) to which the Property or any portion thereof may be subject or the status of compliance with such requirements; (h) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electricity; (i) usages of any adjoining property; (j) access to the Property or any portion thereof; (k) the value, compliance with specifications, size, location, age, use, merchantability, quality, description, or condition of the Property or any portion thereof, or suitability of the Property or any portion thereof for Operating Partnership’s purposes, or fitness for any use or purpose whatsoever; (l) the compliance of the Property with applicable building codes, fire codes, land use or access laws or ordinances including, without limitation, the Americans with Disabilities Act (and the local equivalent thereof) or any similar Laws, including Environmental Laws; (m) enforceability of any Lease or Service Contract; (n) whether Contributor will continue to own or operate any property adjacent to or in proximity to the Property, (o) the square footage or leaseable area of the Improvements and/or the Land, or (p) the credit-worthiness of any tenant under any of the Leases. The disclaimer expressed in this Section 6.7(a) shall survive Closing.

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(b)          As used herein, “Contributor’s knowledge”, “known to Contributor” or similar phrases means the actual knowledge of Contributor or the officers of such Party who have reason to know such information.

(c)          As used herein, “Operating Partnership’s knowledge”, “known to Operating Partnership” or similar phrases means the actual knowledge of the Operating Partnership or the officers of Operating Partnership or the REIT who have reason to know such information.

6.8         Survival of Representations and Warranties. The representations and warranties set forth in this Article 6 are made as of the Effective Date and each of Contributor and Operating Partnership shall be deemed to have remade all of their respective representations and warranties as of the Closing Date. Such representations and warranties shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of 12 months (the “Limitation Period”); provided that (a) the representations set forth in Section 6.1(a), (b), (c) and (d), Section 6.2(a), (b), (c), (d), (e), (f), (g) and (h) and Section 6.6(a), (b), (c) and (d) (the “Title and Authority Warranties”) shall survive the Closing indefinitely and (b) the representations set forth in Section 6.2(k) (the “Tax Warranties”) shall survive the Closing for a period ending sixty (60) days after the expiration of the applicable statute of limitations (including extensions thereof). Contributor and Operating Partnership shall have the right to bring an action for breach of such representations and warranties if they give the other Party written notice of the circumstances giving rise to the alleged breach within the survival period specified therefore in this Section 6.8.

ARTICLE 7. DEFAULT AND REMEDIES

7.1         Contributor’s Default. If the Closing fails to occur due to the default of Contributor, Operating Partnership shall be entitled to recover from the Contributor any out-of-pocket expenses reasonably incurred by Operating Partnership specifically incurred in connection with this Agreement.

7.2         Operating Partnership’s Default. If, after the expiration of the Due Diligence Period, the Closing fails to occur due to the default of the Operating Partnership, the Contributor shall be entitled to recover from the Operating Partnership any out-of-pocket expenses reasonably incurred by said Contributor specifically incurred in connection with this Agreement.

ARTICLE 8. INDEMNIFICATION AND LIMITATION ON LIABILITY

8.1         Indemnification of Operating Partnership by Contributor. Contributor shall indemnify, defend and hold Operating Partnership, its successors, assigns and Affiliates, including but not limited to BRG North Park Towers and the REIT (each an “OP Indemnified Party,” and collectively, the “OP Indemnified Parties”) harmless from any liability, claim, demand, loss, expense or damage that is: (a) suffered by, or asserted by any third party against, any OP Indemnified Party arising from any act or omission of Contributor, its agents, employees or contractors or otherwise arising out of the ownership or operation of the Property first arising or occurring prior to the Closing; (b) arising out of the breach or inaccuracy of Contributor’s representations and warranties set forth herein; or (c) except as provided in Article 7, arising out of any failure by Contributor to perform any covenant or obligation set out in this Agreement.

8.2         Limitation on Contributor’s Liability. Notwithstanding any other provision of this Article 8 to the contrary, (a) Contributor shall not have any indemnification obligations for claims under Section 8.1 unless and until the aggregate amount of such claims exceeds the lesser of $50,000 or one percent (1%) of the Consideration (provided that, once the amount of such claims exceeds such threshold, Contributor shall pay damages from the first dollar of damages) and (b) in no event shall Contributor’s aggregate liability for claims under Section 8.1 of this Agreement exceed ten percent (10%) of the value of the Consideration; provided, however, that the limitations on liability set forth in this Section 8.2 shall not apply to any loss or liability arising from any breach of Contributor’s Title and Authority Warranties, Contributor’s intentional misconduct or fraudulent conduct or to Contributor’s obligations with respect to sales commissions and brokerage fees under Section 5.2, which liability and obligations shall not be credited against the foregoing cap. Except as provided in Article 7, the provisions of this Article 8 shall be the sole and exclusive remedy of Operating Partnership with respect to matters which are subject to indemnification by Contributor under Section 8.1 of this Agreement, all other remedies with respect to such matters being hereby waived.

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8.3         Pledge Agreement

(a)          On or before the Closing Date, Contributor shall execute and deliver a pledge agreement, substantially in the form attached hereto as Exhibit D, pursuant to which Contributor’s indemnity obligations contained in Section 8.1 hereof shall be secured by a pledge of the OP Units equal to 10% of such OP Units, and which pledge will be in full satisfaction of any indemnification obligations of Contributor contained in Section 8.1 hereof (the “Pledge Agreement”).

(b)          Each of the OP Indemnified Parties by accepting the benefits of this Agreement hereby designates and appoints Operating Partnership as its agent under the Pledge Agreement, and hereby irrevocably authorizes Operating Partnership to take such action or to refrain from taking such action on its behalf under the provisions of the Pledge Agreement and to exercise such powers as are set forth therein, together with such other powers as are reasonably incidental thereto. Operating Partnership is authorized and empowered to amend, modify or waive any provisions of the Pledge Agreement on behalf of the OP Indemnified Parties. Operating Partnership agrees to act as such on the express conditions contained in this Section 8.3. The provisions of this Section 8.3 are solely for the benefit of Operating Partnership and the OP Indemnified Parties, and Contributor shall have no obligations under or rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under the Pledge Agreement, Operating Partnership shall act solely as an administrative representative of the OP Indemnified Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the OP Indemnified Parties, by or through its agents or employees.

(c)          Operating Partnership shall have no duties, obligations or responsibilities to the OP Indemnified Parties except those expressly set forth in this Section 8.3 or in the Pledge Agreement. Neither Operating Partnership nor any of its officers, directors, employees or agents shall be liable to any OP Indemnified Party for any action taken or omitted by them under this Section 8.3 or under the Pledge Agreement, or in connection with this Section 8.3 or the Pledge Agreement, except that Operating Partnership shall be obligated on the terms set forth in this Section 8.3 for performance of its express obligations under the Pledge Agreement. In performing its functions and duties under the Pledge Agreement, Operating Partnership shall exercise the same care which it would exercise in dealing with a security interest in collateral held for its own account, but Operating Partnership shall not be responsible to any OP Indemnified Party for any recitals, statements, representations or warranties in the Pledge Agreement or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of the Pledge Agreement or the collateral or the transactions contemplated thereby. Operating Partnership shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement.

(d)          Operating Partnership shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Section 8.3 and the Pledge Agreement and its duties under this Section 8.3 or the Pledge Agreement, upon advice of counsel selected by it. Operating Partnership shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Operating Partnership in its sole discretion.

8.4         [Reserved]

8.5         [Reserved]

8.6.        Indemnification of Contributor by Operating Partnership. Operating Partnership shall indemnify, defend and hold Contributor, its successors, assigns and Affiliates (each a “Contributor Indemnified Party,” and collectively, the “Contributor Indemnified Parties”) harmless from any liability, claim, demand, loss, expense or damage that is: (a) suffered by, or asserted by any third party against, a Contributor Indemnified Party arising from any act or omission of the Operating Partnership, its assigns (including, but not limited to BRG North Park Towers), its agents, employees or contractors or otherwise arising out of the ownership or operation of the Property first arising from and after the Closing; (b) arising out of the breach or inaccuracy of any of the Operating Partnership’s representations and warranties set forth herein; or (c) except as provided in Article 7, arising out of any failure by Operating Partnership to perform any covenant or obligation set out in this Agreement.

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8.7         Limitation on Operating Partnership’s Liability. Notwithstanding any other provision of this Article 8 to the contrary, (a) Operating Partnership shall not have any indemnification obligations for claims under Section 8.6 unless and until the aggregate amount of such claims exceeds the lesser of $50,000 or one percent (1%) of the Consideration (provided that, once the amount of such claims exceeds such threshold, Operating Partnership shall pay damages from the first dollar of damages) and (b) in no event shall Operating Partnership’s collective aggregate liability for claims under Section 8.6 of this Agreement exceed ten percent (10%) of the value of the Consideration; provided, however, that the limitations on liability set forth in this Section 8.7 shall not apply to any loss or liability arising from any breach of any of Operating Partnership’s Title and Authority Warranties, Operating Partnership’s intentional misconduct or fraudulent conduct or to Operating Partnership’s obligations with respect to sales commissions and brokerage fees under Section 5.2, which liability and obligations shall not be credited against the foregoing cap. Except as provided in Article 7, the provisions of this Article 8 shall be the sole and exclusive remedy of Contributor with respect to matters which are subject to indemnification by Operating Partnership under Section 8.6 of this Agreement, all other remedies with respect to such matters being hereby waived.

8.8         Survival. The provisions of this Article 8 shall survive the Closing; provided that claims under clause (a) or (b) of Section 8.1, or clause (a) or (b) of Section 8.6, shall be subject to the time limitations set forth in Section 6.8. For the avoidance of doubt, the parties acknowledge that, notwithstanding that claims under clause (a) of Section 8.1 or clause (a) of Section 8.6 may not arise out of a breach or inaccuracy of the indemnifying party’s representations or warranties, such claims are nonetheless subject to the Limitation Period. Any claim for indemnification under Section 8.1(a) or (b) or Section 8.6(a) or (b) not made on or prior to the expiration of the Limitation Period set forth in Section 6.8 shall be irrevocably and unconditionally waived and released.

ARTICLE 9. MISCELLANEOUS

9.1         Parties Bound. No Party may assign this Agreement without the prior written consent of the other Parties, and any such prohibited assignment shall be void; provided that the Operating Partnership may assign all of its rights and duties to an affiliated company, including but not limited to BRG North Park Towers, without the written consent of the Contributor. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, permitted assigns, heirs, and devises of the Parties.

9.2         Headings; Entirety; Amendments. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof. All exhibits, schedules and appendices attached to this Agreement are incorporated herein as if fully set forth in this Agreement and shall be deemed to be a part of this Agreement. This Agreement embodies the entire agreement between the Parties and supersedes all prior agreements and understandings between the Parties relating to the Property or Contributor (other than the Charter Documents of Contributor). This Agreement may be amended or supplemented (except as noted in the preceding sentence) only by an instrument in writing executed by the Party against whom enforcement is sought.

9.3         Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by a Party to enforce against another Party any term or provision of this Agreement shall not be deemed to be a waiver of such Party’s right to enforce against the other Party the same or any other such term or provision in the future.

9.4         Governing Law; Calculation of Time Periods; Time. This Agreement shall, in all respects, be governed and enforced in accordance with the laws of the state of New York. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in New York, New York, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:30 p.m. New York, New York time. Time is of the essence in the performance of this Agreement.

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9.5         No Third-Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third-party beneficiary, decree, or otherwise, other than the indemnified parties referenced in Section 2.1 pursuant to and for purposes of Section 2.1, in Section 8.1 pursuant to and for purposes of Section 8.1 and in Section 8.6 pursuant to and for purposes of Section 8.6, all of whom shall be express third-party beneficiaries hereof solely for purposes of Section 2.1, Section 8.1 or Section 8.6, as applicable.

9.6         Confidentiality. With the exception of any disclosures concerning the transactions described herein which are made by the REIT in connection with the IPO, no Party shall make a public announcement or other disclosure of this Agreement or any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of the other, which consent may not be unreasonably conditioned, delayed or withheld so long as such public disclosure is otherwise in compliance with this Agreement; provided, however, that without the consent of the other Party, a Party may make (i) any public disclosure it reasonably believes is required by applicable Law, rule or regulation (in which event such Party shall use reasonable efforts to advise the other Party prior to the making of such disclosure); (ii) such disclosure as may be reasonably necessary to enforce any provision of this Agreement; (iii) any disclosure to any lender or prospective lender, creditor, officer, employee, agent, current or prospective investor and their advisors, current or prospective financial partner, or Affiliate as necessary to perform its obligations under this Agreement or (iv) any public disclosure that is deemed advisable by such Party or its counsel to be disclosed in connection with financial reporting, securities disclosures or other legal, tax or financial requirements or guidelines applicable to such Party or any Affiliate thereof, including any disclosures to the Securities and Exchange Commission and any press release required by the Securities and Exchange Commission in connection therewith.

9.7         Enforcement Expenses. Should any Party employ attorneys or arbitrators to bring an action or arbitration to enforce any of the provisions hereof, the non-prevailing Party in such action or arbitration shall pay the prevailing Party all reasonable costs, charges, and expenses, including attorneys’ fees and costs, expended or incurred in connection therewith (not to exceed, in the aggregate, $50,000.00). The limitations set forth in Section 8.2 and Section 8.7 shall not apply with respect to this Section 9.7.

9.8         Notices. All notices required or permitted hereunder shall be in writing and shall be served on the following parties:

If to Operating Partnership:	c/o BRG Manager, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: R. Ramin Kamfar

If to BRG North Park Towers:	c/o BRG Manager, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: R. Ramin Kamfar

If to Contributor:	c/o Bluerock Real Estate
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Jordan B. Ruddy

9.9         Construction. The Parties acknowledge that the Parties and their counsel have reviewed and revised this Agreement and the documents to be executed on or prior to the Closing Date and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, the documents to be delivered on or prior to the Closing Date or any exhibits or amendments thereto.

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9.10       Execution in Counterparts. This Agreement may be executed in any number of counterparts, and by each Party hereto on separate counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the Parties may execute and exchange by facsimile or email counterparts of the signature pages which shall be deemed original signatures for all purposes.

9.11       Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either Party on or prior to the Closing Date, each Party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Operating Partnership, BRG North Park Towers or their assigns.

9.12       Waiver of Jury Trial; Forum. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS AGREEMENT IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

9.13       Mutual Execution. Until this Agreement has been duly executed by all Parties hereto and a fully executed copy has been delivered to each Party hereto (which may occur by facsimile transmission or e-mail), this Agreement shall not be legally binding against the Parties.

9.14      Cooperation. Subject to the provisions of this Agreement, the Parties agree to cooperate and use Commercially Reasonable Efforts to consummate the transactions contemplated hereby.

9.15       Exclusivity. From and after the Effective Date, Contributor and its respective agents, representatives and employees shall immediately cease all marketing of the Property and any and all interests in Contributor until such time as this Agreement is terminated and Contributor shall not directly or indirectly make, accept, negotiate, entertain or otherwise pursue any offers for the sale of the foregoing.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective on the Effective Date.

Contributor:
BR-NPT SPRINGING ENTITY, LLC,
a Delaware limited liability company
BY:	BR-North Park Towers, LLC,
a Delaware limited liability company, its Manager
	By:	/s/ R. Ramin Kamfar
	Name:	R. Ramin Kamfar
	Title:	Authorized Signatory

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Operating Partnership: Bluerock Residential Holdings, L.P.
a Delaware limited partnership
By:	Bluerock Residential Growth REIT, Inc., its general partner

By:	BRG Manager, LLC, a Delaware limited liability company, its advisor

By:	/s/ Jordan B. Ruddy
Name:	Jordan B. Ruddy
Title:	President

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Schedule 1.1

Contributor	Acquiror	Interest	Allocated Consideration
BR-NPT Springing Member, LLC	Operating Partnership, for subsequent contribution to BRG North Park Towers, LLC	100% fee simple interest	$4,100,000

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Exhibit A

Property Description

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Southfield, County of Oakland, State of Michigan.

Units 1 through 331, both inclusive, being all of the Units of North Park Towers Condominium, according to the Master Deed recorded in Liber 7794, Pages 337 through 412, inclusive, Oakland County Records, and designated as Oakland County Condominium Subdivision Plan No. 305, together with rights in General Common Elements, and Limited Common Elements as set forth in the above Master Deed and as described in Act 229 of the Public Acts of 1963, and Act 59 of the Public Acts of 1978, as amended.

NOTE: Being Parcel No. 24-36-128-001 THRU 24-36-128-331 of the City of Southfield, County of Oakland, State of Michigan.

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Exhibit B

Org Chart

North Park Towers
Southfield, MI

[EXISTING OWNERSHIP STRUCTURE]

Property Manager:
Bluerock Property Management, LLC
Property
OWNER
Borrower:
BR-NPT Springing Entity, LLC
(DE)
Manager:
BR-North Park Towers, LLC
(DE)
75.42%
24.58%
NPT Investors, LLC
(DE)
LLC Members
[1]
Bluerock Special Opportunity + Income Fund III, LLC (DE) [1]
Preferred Member
100.00%
Bluerock Managers [2]

Notes/Comments:

[1] Various third party Accredited Investors with no single investor owning 25% or more.

[1] Owned by six current or former managers of Bluerock Real Estate, L.L.C., majority owned and controlled by R. Ramin Kamfar.

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Exhibit C

Form of Lock-up Agreement

[•], 2014

Wunderlich Securities, Inc.

2200 Clarendon Boulevard

Arlington, VA 22201

As Representative of the Several Underwriters

Dear Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), by and among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), Bluerock Multifamily Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”) and BRG Manager, LLC, a Delaware limited liability company (the “Manager”) on the one hand and Wunderlich Securities, Inc., as representative of the several underwriters named in Schedule A to the Underwriting Agreement (the “Representative”) on the other hand, pursuant to which an offering will be made for the Class A shares of common stock of the Company, par value $0.01 per share (the “Common Shares”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares (including common and special units of partnership interest in the Operating Partnership, the “Common Stock”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative. In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.

The “Lock-Up Period” will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that (subject to the second succeeding paragraph) if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

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A transfer of Common Stock to a partner, member, family member or trust may be made, provided, that (i) such transfer shall not involve a disposition for value, (ii) the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, and (iii) no filing or public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the transfer agent and registrar is hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before [•], 2014 or if the Company notifies the Representative in writing that it has elected not to proceed with a public offering of shares of Common Stock. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name]

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Exhibit D

Form of Pledge Agreement

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of [____________], 2014, is entered into by and between BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation (the “Pledgee”), and __________________________________ (the “Pledgor”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement (as defined below).

WHEREAS, pursuant to that certain Contribution Agreement, dated as of [____________], 2014, by and between the Pledgee and the Pledgor (the “Contribution Agreement”), the Pledgor is contributing the ___________________ Interests to the Pledgee in exchange for the _______________;

WHEREAS, pursuant to the Contribution Agreement, the Pledgor has agreed to indemnify the Pledgee, its successors, assigns and Affiliates, including, but not limited to, ___________________ (each, an “Indemnified Party” and, together, the “Indemnified Parties”), for certain losses described in Section 8.1 of the Contribution Agreement (but subject to the limitations expressed in Section 8.2 of the Contribution Agreement) (the “Losses”) and asserted during the Survival Period (as hereinafter defined). The Pledgor’s obligations (i) so to indemnify the Indemnified Parties for Losses in accordance with Section 8.1 of the Contribution Agreement, and (ii) to perform its obligations hereunder are referred to herein collectively as the “Secured Obligations”; and

WHEREAS, in order to secure the full and timely performance of the Secured Obligations pursuant to the Contribution Agreement, the Pledgor has agreed to pledge and grant to the Pledgee, as security for the Secured Obligations, a lien and security interest in, to and under __________________ having a value equal to ten percent (10%) of the Consideration (as defined) under the Contribution Agreement (collectively the “Pledged Interests”), such pledge, lien and security interest to remain in effect during the Pledge Period (as defined below) subject to the terms hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Grant of Security Interest. As collateral security for the payment, performance and observance of the Secured Obligations, now existing or hereafter arising, absolute or contingent, the Pledgor pledges to the Pledgee, for its own benefit and for the benefit of each Indemnified Party subject to the limitations set forth herein, and grants to the Pledgee, for its own benefit and the benefit of each Indemnified Party subject to the limitations set forth herein, a security interest in the following property (collectively, the “Collateral”):

(a)          the Pledged Interests, as more particularly described in Exhibit A attached hereto;

(b)          any equity securities of the Pledgee (“Additional Interests”) and/or obligations of the Pledgee in respect of the Pledged Interests that may hereafter be acquired by the Pledgor during the Pledge Period and, if any, the certificates or other instruments or documents evidencing the same;

(c)          all rights of Pledgor in and to all distributions in kind declared in respect of any or all of the foregoing during the Pledge Period;

(d)          any cash received by Pledgee pursuant to Section 8 below during the Pledge Period;

(e)          any cash or cash equivalent (the “Cash Collateral”) substituted by Pledgor for the Pledged Interests and/or the Additional Interests (or any portion thereof) pursuant to the terms hereof; and

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(f)          all proceeds and profits of any or all of the foregoing.

Pledgor and Pledgee do hereby acknowledge and agree that Pledgor shall be entitled, at any time during the Pledge Period, to substitute Cash Collateral for all or any portion of the Pledged Interests and/or the Additional Interests. Any Cash Collateral shall be held in a segregated account in the name of both Pledgor and Pledgee (at an institution designated by Pledgee) and shall be released from such account only upon instructions given by Pledgor and Pledgee, which instructions shall conform with the provisions of this Agreement.

2.            Delivery of Certificates and Instruments. The Pledgor shall deliver to the Pledgee: (a) the original certificates or other instruments or documents evidencing the Pledged Interests, if any, concurrently with the execution and delivery of this Agreement, and (b) the original certificates or other instruments or documents evidencing all other Collateral (except for Collateral that this Agreement specifically permits the Pledgor to retain) within ten (10) days after Pledgor’s receipt thereof. All Collateral that is certificated securities shall be in bearer form or, if in registered form, shall be reflected as being subject to this Agreement on the books of the transfer agent.

3.            Pledgor Remain Liable. Notwithstanding anything herein to the contrary: (a) the Pledgor shall remain obligated, to the extent set forth in the agreements (including, without limitation, the Pledgee’s Charter Documents) under which it has received, or has rights or obligations in respect of its ownership of, the REIT Shares (“Related Agreements”) to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Pledgee of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under the Related Agreements, except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of the Collateral pursuant hereto; and (c) the Pledgee shall not by reason of this Agreement have any obligations or liabilities under the Related Agreements (beyond those imposed directly on the Pledgee by the express terms therein), nor shall the Pledgee be obligated to perform any of the obligations or duties of the Pledgor under the Related Agreements or to take any action to collect or enforce any claim for payment assigned hereunder.

4.            Representations, Warranties and Covenants.

(a)          The Pledgor represents, warrants and covenants, as of the date hereof (for itself and not jointly or jointly and severally with any other Person), as follows:

(1)         Set forth on Exhibit A attached hereto is a complete and accurate list and description of all Pledged Interests delivered by Pledgor. Pledgor owns, directly or indirectly, all of such Pledged Interests, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever created (or allowed to be created) by Pledgor, except in favor of the Pledgee. All other Collateral hereafter delivered by the Pledgor to the Pledgee will be owned, directly or indirectly, by the Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Pledgee.

(2)         With respect to the Pledgor, the address of its chief executive office and principal place of business, and the location of its books and records relating to the Collateral, is set forth in Section 21 hereof. Pledgor will not change said address or location, or merge or consolidate with any person or change its name during the Pledge Period, without at least fifteen (15) days’ prior written notice to the Pledgee, and with respect to any such change in address or name or merger or consolidation, Pledgor shall execute and deliver to the Pledgee such documents and take such actions as the Pledgee reasonably deems necessary to perfect and protect the Pledgee’s security interests in and to the Collateral.

(3)         During the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period (as defined below)), the Pledgor will not create, incur, assume or permit to exist any security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral (as defined below)) other than the security interest created pursuant to this Agreement or sell, transfer, assign, pledge or grant a security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral) to any Person other than the Pledgee (provided that Pledgor shall be entitled to consent to the sale of the Pledged Interests or the Additional Interests during the Pledge Period (and, if and to the extent applicable, the Extended Pledge Period) so long as such sale is not binding or consummated until the Pledge Period has expired).

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(4)         The Pledged Interests that are Collateral hereunder are fully paid and are not subject to any options to purchase or similar rights of any kind granted by the Pledgor in favor of any Person, except pursuant to the terms of the Pledgee’s Charter Documents.

(5)         The Pledgor has the power and authority to own its properties and to carry on its business as currently conducted.

(6)         The Pledgor has the requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize such execution, delivery and performance.

(7)         This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by the application of general equitable principles.

(8)         The Pledgor’s execution, delivery and performance of this Agreement will not violate (as applicable) any law or regulation, or any order or decree of any court or governmental instrumentality binding on Pledgor, or any provision of the Pledgor’s Charter Documents, or any securities issued by, the Pledgor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgor pursuant to the provisions of any of the foregoing.

(9)         No consent of any other Person (including, without limitation, as applicable, members and creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for (x) any of same necessary to issue, certificate or register the REIT Shares or (y) the filing of any financing statements required or contemplated hereunder.

(10)        The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral to the extent a security interest can be created therein pursuant to the New York Uniform Commercial Code, subject to any filings, agreements or actions required pursuant to the New York Uniform Commercial Code or otherwise.

(11)        During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take commercially reasonable actions to defend the Pledgee’s security interest in the Collateral (or, during such Extended Pledge Period, the Retained Collateral) against the claims and demands of all Persons whomsoever (other than Affiliates of Pledgee).

(12)        During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take any and all commercially reasonable actions necessary to maintain its status as a stockholder of the Pledgee and the shares of Pledgee’s Class “A” common stock represented by the Pledged Interests.

(13)        During the Pledge Period, the Pledgor will not enter into or assume any other agreement containing a negative pledge with respect to the Collateral (or, during any Extended Pledge Period, if and to the extent applicable, with respect to the Retained Collateral).

(b)          The Pledgee represents, warrants and covenants, as of the date hereof (for itself and not jointly or jointly and severally with any other Person), as follows:

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(1)         During the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period (as defined below)), the Pledgee will not sell, transfer, assign or the Collateral (or during such Extended Pledge Period, the Retained Collateral) to any Person or allow any lien to be placed on or otherwise encumber the Collateral.

(2)         The Pledged Interests and the Additional Interests that are Collateral hereunder will not be made subject to any options to purchase or similar rights of any kind granted by the Pledgee in favor of any Person, except pursuant to the terms of the Pledgee’s Charter Documents.

(3)         The Pledgee has the power and authority to own its properties and to carry on its business as currently conducted.

(4)         The Pledgee has the requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize such execution, delivery and performance.

(5)         This Agreement constitutes the legal, valid and binding obligation of the Pledgee, enforceable against the Pledgee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by the application of general equitable principles.

(6)         The Pledgee’s execution, delivery and performance of this Agreement will not violate (as applicable) any law or regulation, or any order or decree of any court or governmental instrumentality binding on Pledgee, or any provision of the Pledgee’s Charter Documents, or any securities issued by, the Pledgee, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgee is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgee pursuant to the provisions of any of the foregoing.

(7)         No consent of any other Person (including, without limitation, as applicable, stockholders and creditors of the Pledgee) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for (x) any of same necessary to issue, certificate or register the REIT Shares or (y) the filing of any financing statements required or contemplated hereunder.

5.            Registration. If any Claim (as defined below) remains unresolved thirty (30) days after the date of issuance of the applicable Claim Notice (as defined below), and provided Pledgee has notified Pledgor in writing of its intention to take any of the actions specified in this Section 5 and further provided Pledgor has not within three (3) business days from receipt of such written notification substituted Cash Collateral in the amount of such Outstanding Claim (as defined below) for all (or an applicable portion) of the Pledged Interests (and/or the Additional Interests), then Pledgee may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees. Notwithstanding anything contained herein to the contrary, Pledgee shall not be entitled to take any action under this Agreement with respect to the Pledged Interests (or the Additional Interests) that is prohibited by the terms, or would cause a breach or violation, of the Lock-Up Agreement or the Registration Rights Agreement.

6.            Claims; Value of Collateral.

(a)          Any claims by an Indemnified Party for indemnification under the Contribution Agreement shall be made in accordance with Section 8.1 of the Contribution Agreement. On or prior to the first (1st) anniversary of the Closing (the “Survival Period”), an Indemnified Party may give written notice (each a “Claim Notice”) to the Pledgor of any Loss that is subject to indemnification under Section 8.1 of the Contribution Agreement (each a “Claim”). Pledgor and Pledgee shall use commercially reasonable efforts to resolve any Claim within thirty (30) days of issuance of the applicable Claim Notice. Any Claim that has not been resolved to the mutual satisfaction of Pledgor and Pledgee shall be referred to hereunder as an “Outstanding Claim”. The amount required to satisfy any Claim shall be disclosed in the Claims Notice, as estimated by the Independent Directors (as defined below) in their reasonable discretion, and same shall be binding on Pledgor unless manifestly erroneous (such amount(s) being referred to, individually and collectively, as the “Estimated Claims Amount”).

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(b)          The value of Collateral (the “Value”) shall be determined as follows: (i) with respect to Collateral consisting of the REIT Shares, an amount equal to ten percent (10%) of the aggregate monetary value of the REIT Shares (determined by the Share Price on the Closing Date); (ii) for all other non-cash (or non-cash equivalent) Collateral, the fair market value of such Collateral as determined by the independent directors of the Pledgee who meet the New York Stock Exchange standards of independence for directors, as determined by the board of directors of the Pledgee (the “Independent Directors”).

7.            Voting Rights and Certain Payments Prior to Occurrence of Secured Obligations and Other Events.

(a)          Unless and until a Claim Notice has been properly issued, the Pledgor shall be entitled to exercise, in its sole discretion but not inconsistent with the terms hereof, the voting power with respect to any such Collateral, and for that purpose the Pledgee shall (if such Collateral shall be registered in the name of the Pledgee or its nominee in strict compliance with the terms hereof) execute, or cause to be executed, from time to time such proxies or other instruments in favor of the Pledgor or its nominee in such form and for such purposes as shall be reasonably required and specified in writing by the Pledgor, to enable the Pledgor to exercise such voting power with respect to such Collateral. If a Claim Notice has been properly issued by Pledgee, then the rights granted under this Paragraph 7(a) shall be exercisable by Pledgee, rather than Pledgor, with respect to Collateral having a Value equal to the Estimated Claims Amount (the “Claims Pending Collateral”), with Pledgor retaining the rights granted hereunder relating to all other Collateral.

(b)          Unless and until a Claim Notice has been properly issued, the Pledgor shall be entitled to receive and retain for its own account any and all regular cash distributions (but not distributions in the form of Additional Interests or other securities, distributions in kind or liquidating distributions, all of which shall be delivered and applied in accordance with Section 8 hereof) and interest at any time and from time to time paid upon any of such Collateral, and the Pledgee shall have no rights in or to same by virtue of this Agreement. Any of such regular cash distributions or interest paid while any Outstanding Claim exists shall be deemed part of the Collateral under this Agreement and thereafter subject to the terms hereof relating to such Collateral.

8.            Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the Pledgee, any sum shall be paid as a liquidating distribution or otherwise upon or with respect to any of the Collateral during the Pledge Period, such sum shall be paid over to the Pledgee promptly, and in any event within ten (10) days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder and all of the same shall constitute Collateral for all purposes hereof. Any such payment made following the expiration of the Pledge Period shall belong solely to the Pledgor, and the Pledgee shall have no rights in or to same by virtue of this Agreement, except to the extent any Retained Collateral remains held by Pledgee, in which case any such payment applicable to such Retained Collateral shall be deemed part of such Retained Collateral under this Agreement and thereafter subject to the terms hereof relating to such Retained Collateral. In case, during the Pledge Period, any distribution of Additional Interests shall be made with respect to the Collateral, or Additional Interests or fractions thereof shall be issued pursuant to any split involving any of the Collateral, or any distribution of capital shall be made on any of the Collateral, or any shares, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital of the Pledgee, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Pledgee, or pursuant to the merger or consolidation of the Pledgee with or into another entity, the shares, obligations or other property so distributed shall be delivered to the Pledgee promptly, and in any event within ten (10) days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder, and all of the same shall constitute Collateral for all purposes hereof. Any such distribution made following the expiration of the Pledge Period shall belong solely to the Pledgor, and the Pledgee shall have no rights in or to same by virtue of this Agreement, except to the extent any Retained Collateral remains held by Pledgee, in which case any such distribution applicable to such Retained Collateral shall be deemed part of such Retained Collateral under this Agreement and thereafter subject to the terms hereof relating to such Retained Collateral.

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9.            Pledgor Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect and shall not be impaired by:

(a)          any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;

(b)          any amendments to or modifications of any instrument (other than this Agreement) securing any of the Secured Obligations provided that the Pledgor has consented to same (such consent not to be unreasonably conditioned, delayed or denied);

(c)          the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations; or

(d)          the lack of enforceability of any of the Secured Obligations against the Pledgor or any other person, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

10.          Voting Rights and Certain Payments After Occurrence of Claim Notice and Certain Other Events.

(a)          From and after the issuance of any Claim Notice, all rights of the Pledgor to exercise, or refrain from exercising, all voting power with respect to, and to otherwise exercise all ownership rights arising from, the Claims Pending Collateral shall cease, and thereupon the Pledgee shall be entitled to exercise all voting power with respect to such Claims Pending Collateral and otherwise exercise such ownership rights as though the Pledgee were the outright owner of such Claims Pending Collateral (Pledgor shall retain such voting power with respect to all other Collateral). If the Independent Directors of the Pledgee reasonably determine that the Estimated Claims Amount equals or exceeds the Value of the Collateral then available to satisfy such Outstanding Claims, then the Pledgor shall no longer be the owner of such Collateral for tax purposes and all rights of the Pledgor to receive and retain the distributions and interest which it would otherwise be authorized to receive and retain pursuant to Section 7 hereof shall cease, and thereupon the Pledgee shall be entitled to receive and retain, as additional Collateral hereunder, any and all distributions and interest at any time and from time to time paid upon any of such Collateral, provided that, concurrent with making such determination, the Pledgee gives notice thereof to the Pledgor.

(b)          All payments, distributions or other property or assets that are received by the Pledgor contrary to the provisions of paragraph (a) of this Section 10 shall be received and held in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee.

11.          Application of Cash Collateral. Any cash received and retained by the Pledgee as additional Collateral pursuant to Section 8 hereof may at any time and from time to time be applied (in whole or in part) by the Pledgee, at its option, in strict accordance with the terms and conditions hereof, to the payment of the Secured Obligations which such Collateral secures (in the order described in paragraph 12 below), but only if and to the extent any such payment is required hereunder.

12.          Application of Proceeds. Except as otherwise expressly provided herein, any cash received and retained pursuant to Section 8 hereof shall be applied by the Pledgee: first to the payment in full of the Secured Obligations, but only if and to the extent any such payment is required hereunder; and then, to the payment to the Pledgor, or its successors or assigns or as a court of competent jurisdiction may direct, of any surplus then remaining.

13.          Remedies With Respect to the Collateral.

(a)          If any Claim remains unresolved thirty (30) days after the date of receipt of the applicable Claim Notice, then Pledgee, without obligation to resort to other security, shall have the right at any time and from time to time thereafter to apply, after three (3) business days’ prior written notice to Pledgor (each an “Application Notice”), Collateral with a Value equal to the Estimated Claims Amount, in one or more parcels at the same or different times, and to receive all right, title and interest, claim and demand therein and right of redemption thereof, same to be applied by Pledgee to payment of such Outstanding Claims.

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(b)          Notwithstanding anything to the contrary in this Agreement or the Contribution Agreement, the sole recourse of the Pledgee against the Pledgor for the Secured Obligations is limited to the rights of the Pledgor in any Collateral that is applied by the Pledgee in strict accordance with the terms and conditions hereof to satisfy such Secured Obligations.

(c)          No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any transfer of Collateral to the Pledgee in strict accordance with the terms and conditions of this Agreement.

(d)          Subject to the provisions of Section 13(b) above, the remedies provided herein in favor of the Pledgee relating to the Collateral shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Pledgee relating to the Collateral existing at law or in equity.

14.          Care of Collateral. The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called “events”), the Pledgee’s duty shall be fully satisfied if (i) the Pledgee exercises reasonable care to ascertain the occurrence and to give reasonable written notice to the Pledgor of any events applicable to any Collateral which are registered and held in the name of the Pledgee or its nominee, (ii) the Pledgee gives the Pledgor reasonable written notice of the occurrence of any events, of which the Pledgee has actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Pledgee or its nominee (the Pledgor agreeing to give the Pledgee reasonable written notice of the occurrence of any events applicable to any securities Collateral in the possession of the Pledgor of which the Pledgor has received knowledge), and (iii) (a) the Pledgee endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Pledgee reasonably determines that the action requested might adversely affect the value of the Collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Pledgee, the Pledgee gives reasonable written notice to the Pledgor that any such requested action will not be taken and if the Pledgee makes such determination or if the Pledgor fails to make such timely request, the Pledgee takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Pledgee shall have no further obligation, under this Agreement only, to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Pledgee of any internal procedures with respect to any Collateral in its possession.

15.          Power of Attorney. The Pledgor hereby appoints the Pledgee to act during the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period) as the Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Pledgee reasonably may deem necessary or advisable to accomplish the purposes hereof, provided that Pledgee has given Pledgor prior reasonable written notice of Pledgee’s intention to exercise such attorney-in-fact rights. Without limiting the generality of the foregoing, at any time while an Outstanding Claim exists, the Pledgee shall have the right and power (a) with respect to any Claims Pending Collateral to satisfy a Secured Obligation in strict accordance with the terms and conditions herein, to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or other distribution payable in respect of such Claims Pending Collateral or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Claims Pending Collateral; provided, that the Pledgee shall provide reasonable written notice to the Pledgor prior to taking any such action under the foregoing clauses (a) and (b). For purposes of this Section 15 and Section 14 above, “reasonable written notice” shall mean written notice given within five (5) days of the occurrence of the event, issue or at least five (5) days prior to the date on which such requisite action will be taken.

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16.          Further Assurances. The Pledgor shall, at its sole cost and expense, upon reasonable request of the Pledgee, duly execute and deliver, or cause to be duly executed and delivered, to the Pledgee such further instruments and documents and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Pledgee to carry out more effectually the provisions and purposes of this Agreement; provided that none of the same will materially affect Pledgor’s or Pledgee’s rights hereunder or materially increase their obligations hereunder.

17.          No Waiver. No failure on the part of the Pledgee to exercise, and no delay on the part of the Pledgee in exercising, any of its options, powers, rights or remedies hereunder during the Pledge Period, or partial or single exercise thereof, shall constitute a waiver thereof or preclude any other or further exercise thereof or the exercise of any other option, power, right or remedy during the Pledge Period.

18.          Security Interest Absolute. All rights of the Pledgee hereunder, grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Contribution Agreement, any of the Secured Obligations or any other agreement or instrument relating thereto, (b) any change in any term of all or any of the Secured Obligations or any other amendment or waiver of, or any consent to any departure from, the Contribution Agreement or any other agreement or instrument or (c) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Pledgor in respect of the Secured Obligations or in respect of this Agreement.

19.          Expenses. Pledgor agrees to pay the Pledgee all reasonable out-of-pocket expenses of the Pledgee (including reasonable expenses for legal services of every kind) of, or incident to the enforcement of, any provisions of this Agreement. Pledgee agrees to pay the Pledgor all reasonable out-of-pocket expenses of the Pledgor (including reasonable expenses for legal services of every kind) of, or incident to the enforcement of, any obligations of Pledgee hereunder.

20.          End of Pledge Period; Return of Collateral.

(a)          For purposes of this Agreement, the “Pledge Period” means the period beginning on the date hereof and ending on the six (6) month anniversary of the date hereof; provided, that, if there are any Outstanding Claims at the time of termination of the Pledge Period, the Pledgee shall have the right to retain, pending resolution of such Outstanding Claim(s) pursuant to Section 8.1 of the Contribution Agreement, and at all times subject to the terms hereof, Collateral equal in Value to the Estimated Claims Amount (“Retained Collateral”). Solely with respect to such Retained Collateral, the Pledge Period shall be deemed to continue (an “Extended Pledge Period”) until the earlier to occur of (i) the ten (10) month anniversary of the date hereof or (ii) the resolution pursuant to Section 8.1 of the Contribution Agreement, of the Outstanding Claim(s) to which such Retained Collateral relates; provided, however, if any Outstanding Claims remain in existence on the ten (10) month anniversary of the date hereof, then Pledgor shall be required to deliver Replacement Collateral (as defined below) to Pledgee before the Extended Pledge Period may end. Following the expiration of the Pledge Period, the Pledgor shall be required to maintain for the balance of the Survival Period a minimum net worth of not less than $10,000,000.00.

(b)          Upon the termination of the Pledge Period (or the Extended Pledge Period, if and to the extent applicable), the Pledgor shall be entitled to, and the Pledgee promptly shall effect, the return to the Pledgor of all of the Collateral (and all other cash or other items held as additional Collateral hereunder) that has not been used or applied toward the payment of the Secured Obligations in strict accordance with the terms hereof (it being understood, for the sake of clarity, that Collateral not so used or applied shall become subject to the foregoing return obligation on and as of the last day of the Pledge Period, except for any Retained Collateral, which shall become subject to the foregoing return obligation on and as of the date determined in accordance with Section 20(a) above). The Pledgee shall take all necessary actions to effect and evidence the return of Collateral under this Section 20, including, without limitation, the filing of UCC termination statements with respect to, and the return to the Pledgor of certificates, if any, representing the Pledged Interests (or Additional Interests) comprising, such Collateral.

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(c)          The assignment by the Pledgee to the Pledgor of such Collateral shall be without representation or warranty of any nature whatsoever except as otherwise provided in Paragraph 4(b) above. Pledgor shall be entitled to exercise any and all rights or remedies available to it at law or in equity concerning Pledgee’s performance of its obligations hereunder (or any breach of the representations or warranties made by Pledgee hereunder).

(d)          Notwithstanding anything to the contrary in this Agreement, the Pledgor shall have the right to substitute Cash Collateral for (i) any Pledged Interests or Additional Interests that are subject to application by Pledgee following issuance of an Application Notice or (ii) any Pledged Interests (or Additional Interests) constituting Retained Collateral (“Replacement Collateral”) by depositing such Replacement Collateral with the Pledgee (same to be held subject to the Cash Collateral provisions set forth in Section 1 and elsewhere herein) and instructing the Pledgee to release the Pledged Interests (or Additional Interests) for which they are substituted; provided, that as of the date of such substitution, the Value of the Replacement Collateral shall be equal to or greater than the Estimated Claims Amount. Upon replacement of the Pledged Interests (or Additional Interests) with Replacement Collateral meeting the requirements stated above, the Pledgee’s security interest in the replaced Pledged Interests (or Additional Interests) shall terminate and be released and the Pledgee shall take all necessary actions to effect and evidence the return of the Pledged Interests (or Additional Interests), including, without limitation, the filing of UCC termination statements with respect to such Pledged Interests (or Additional Interests), and the prompt delivery of the original certifications, if any, or other instruments or documents evidencing the Pledged Interests (or Additional Interests). The continuing lien and perfected security interest granted by the Pledgor to the Pledgee shall automatically apply and attach to and be granted with respect to the Replacement Collateral and Pledgor shall execute and deliver to the Pledgee such documents and take such actions as the Pledgee reasonably deems necessary to perfect and protect the Pledgee’s security interests in and to the Replacement Collateral.

21.          Notices. All notices and other communications in connection with this Agreement shall be made in writing and delivered by hand, recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested:

If to Pledgee:	c/o BRG Manager, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: R. Ramin Kamfar

If to Pledgor:	c/o ___________________
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Jordan B. Ruddy

22.          Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Pledgee and the Pledgor.

23.          Governing Law. This Agreement and the rights and obligations of the Pledgee and the Pledgor hereunder shall be construed in accordance with and governed by the law of the State of New York (without giving effect to the conflict-of-laws principles thereof).

24.          [Reserved].

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25.          Transfer or Assignment. Except with respect to any assignment or transfer by the Pledgee to an Affiliate (which shall not require the Pledgor’s consent, but as to which the Pledgee will give prior written notice to the Pledgor), none of the Pledgor or Pledgee may assign or transfer any of their respective rights under and interests in this Agreement without the prior written consent of the Pledgor (if the assignor/transferee is the Pledgee) or of the Pledgee (if the assignor/transferee is the Pledgor), which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that no consent of the Pledgor is required hereunder for (a) the assignment or transfer by the Pledgee of any of its rights under and interests in the Contribution Agreement to any permitted assignee under the Contribution Agreement or (b) the Pledgee to act hereunder as agent on behalf of any Person who becomes a Indemnified Party. Upon receipt of such consent (if required under this Section 25), the Pledgee may deliver the Collateral or any portion thereof to its assignee/transferee who shall thereupon, to the extent provided in the instrument of assignment, have all of the rights and obligations of the Pledgee hereunder with respect to the Collateral, and the Pledgee shall thereafter be fully discharged from any responsibility with respect to the Collateral so delivered to such assignee/transferee provided that such assignee/transferee has expressly assumed in writing all duties and obligations of the Pledgee hereunder to the reasonable satisfaction of Pledgor. However, no such assignment or transfer shall relieve such assignee/transferee of those duties and obligations of the Pledgee specified hereunder.

26.          Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Pledgor and the Pledgee and their respective successors and permitted assigns, and all subsequent holders of the Secured Obligations.

27.          Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

28.          Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

29.          Complete Agreement. This Agreement and the Contribution Agreement, as applicable, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

30.          Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired provided that the parties retain all of the material rights afforded to them herein notwithstanding the removal of such invalid, illegal or unenforceable provision.

31.          No Third-Party Beneficiaries. Except as may be expressly provided or incorporated by reference herein, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other Person or entity.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year written below.

Pledgor:

By:

Name:

	Title:	Authorized Signatory

Dated: ___________, 2014

Pledgee:

Bluerock Residential Growth REIT, Inc., a Maryland corporation

By:

Name:

Dated: ___________, 2014	Title:

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EXHIBIT A

TO

PLEDGE AGREEMENT

Description of Pledged Interests

Name of Pledgor	Certificate Number or Book Entry Number	Pledged Interests

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Exhibit E

Form of Tax Protection Agreement

THIS TAX PROTECTION AGREEMENT (this “Agreement”) is made and entered into as of __________, 2014 by and among BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation (the “REIT”), BLUEROCK RESIDENTIAL HOLDINGS, LP, a Delaware limited partnership (the “Partnership”), and BR-NPT SPRINGING ENTITY, LLC, a Delaware limited liability company (the “Contributor”).

WHEREAS, pursuant to that certain Contribution Agreement, dated as of __________, 2014 (the “Contribution Agreement”), the Contributor is contributing (the “Contribution”), its fee simple ownership in the North Park Towers Apartments to the Partnership in exchange for $4.1 million in units of limited partnership interest in the Partnership (“Units”) and the assumption of debt;

WHEREAS, it is intended for federal income tax purposes that the Contribution for Units will be treated as a tax-deferred contribution of assets to the Partnership for Units under Section 721 of the Code;

WHEREAS, in consideration for the agreement of the Contributor to make the Contribution, the parties desire to enter into this Agreement regarding certain tax matters as set forth herein; and

WHEREAS, the REIT and the Partnership desire to evidence their agreement regarding certain minimum debt obligations of the Partnership and its subsidiaries.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements contained herein and in the Contribution Agreement, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

To the extent not otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in the Partnership Agreement (as defined below).

“Accounting Firm” has the meaning set forth in the Section 3.2.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Rules” has the meaning set forth in Section 2.1(a).

“Bottom Guarantee” has the meaning set forth in Section 2.1.

“Closing Date” means the date on which the Contribution will be effective.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contributed Property” means the North Park Towers Apartments.

“Contribution” has the meaning set forth in the Recitals.

“Contribution Agreement” has the meaning set forth in the Recitals.

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“Contributor” has the meaning set forth in the Preamble.

“Deficit Restoration Obligation” means a written obligation by a Protected Partner to restore part or all of its deficit capital account in the Partnership upon the occurrence of certain events (which written obligation may provide for an indemnity in favor of the REIT as general partner of the Partnership).

“Guaranteed Amount” means the aggregate amount of each Guaranteed Debt that is guaranteed at any time by Partner Guarantors.

“Guaranteed Debt” means any loans incurred (or assumed) by the Partnership or any of its subsidiaries that are guaranteed by Partner Guarantors at any time after the Closing Date pursuant to Article 2 hereof.

“Indirect Owner” means, in the case of a Protected Partner that is an entity that is classified as a partnership, disregarded entity or subchapter S corporation for federal income tax purposes, any person owning an equity interest in such Protected Partner, and in the case of any Indirect Owner that itself is an entity that is classified as a partnership, disregarded entity or subchapter S corporation for federal income tax purposes, any person owning an equity interest in such entity.

“Minimum Liability Amount” means, for the Protected Partner, the amount set forth next to the Protected Partner’s name on Schedule 2.1(b) hereto, of which an aggregate of $_____________ will be guaranteed by the Partner Guarantors pursuant to Section 2.1(a) immediately after the Closing Date.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

“Partner Guarantors” means those Protected Partners who have guaranteed any portion of the Guaranteed Debt.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of __________, 2014, as amended, and as the same may be further amended in accordance with the terms thereof.

“Protected Partner” means those persons set forth as Protected Partners on Schedule 2.1(a), and any person who (i) acquires Units from a Protected Partner in a transaction in which gain or loss is not recognized in whole or in part and in which such transferee’s adjusted basis for federal income tax purposes is determined in whole or in part by reference to the adjusted basis of the Protected Partner in such Units, (ii) has notified the Partnership of its status as a Protected Partner and (iii) provides all documentation reasonably requested by the Partnership to verify such status, but excludes any person that ceases to be a Protected Partner pursuant to this Agreement.

“Tax Protection Period” means the period commencing on the Closing Date and ending at 12:01 AM on ___________ 2020, provided, however, that with respect to a Protected Partner, the Tax Protection Period shall terminate at such time as such Protected Partner (or one or more successor Protected Partners) has disposed of 50% or more of the Units received, directly or indirectly, in the Contribution by such Protected Partner in one or more taxable transactions; provided, however, that for this purpose, any transfer of Units from the Protected Partner to persons who are, as of the Closing Date, its owners, shall not be considered a disposal.

“Units” has the meaning set forth in the Recitals.

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Article 2
Allocation of liabilities; Guarantee AND deficit restoration obligation Opportunity; NOtification of reduction of liabilities; cooperation REGARDING aDDITIONAL allocation of liabilities

2.1           Minimum Liability Allocation.

(a) During the Tax Protection Period, the Partnership will offer to each Protected Partner the opportunity, in the Partnership’s discretion, either (i) to enter into a “bottom dollar guarantee” of certain liabilities of the Partnership (substantially in the form set forth in Schedule 2.1(c)) pursuant to which the lender for the guaranteed liability is required to pursue all other collateral and security for the guaranteed liability (other than any “bottom dollar guarantees”) prior to seeking to collect on such a guarantee, and the lender shall have recourse against the guarantor only if, and solely to the extent that, the total amount recovered by the lender with respect to the guaranteed liability after the lender has exhausted its remedies is less than the aggregate of the guaranteed amounts with respect to such liability, and the maximum aggregate liability of each partner for all guaranteed liabilities shall be limited to the amount actually guaranteed by such partner (a “Bottom Guarantee”) or (ii) to enter into a Deficit Restoration Obligation, in such amount or amounts so as to cause a special allocation of partnership liabilities to such Protected Partner for purposes of Section 752 of the Code such that the Protected Partner’s allocable share of Partnership liabilities equals such Protected Partner’s Minimum Liability Amount and to cause a special allocation of partnership liabilities for purposes of Section 465 of the Code that increases the Protected Partner’s “at risk” amount by an amount equal to such Protected Partner’s Minimum Liability Amount (determined as of the Closing Date). In order to minimize the need for the Protected Partner to enter into such Bottom Guarantees or Deficit Restoration Obligations, the Protected Partner will use the additional method under Treasury Regulations Section 1.752-3(a)(3) to allocate Nonrecourse Liabilities to the Indirect Owners to the maximum extent possible. In the event that applicable Treasury Regulations (the “Applicable Rules”) are issued which modify the requirements for bottom dollar guarantees to be effective in causing special allocations of partnership liabilities to Protected Partners for purposes of Section 752 of the Code and/or Section 465 of the Code, the Partnership, at its option and in its sole discretion, may agree to work with the Protected Partners together to modify any Bottom Guarantees to the extent necessary such that they will be effective under the Applicable Rules. The Contributor acknowledges that the U.S. Department of Treasury has issued proposed Treasury Regulations (79 F.R. 4826 (Jan. 30, 2014)) addressing the allocation of partnership liabilities under Section 752 of the Code (the “Proposed Regulations”). If the Proposed Regulations are finalized in their current form, a Protected Partner would not be allocated liabilities solely as a result of entering into a Bottom Guarantee. Even if the Proposed Regulations are finalized in their current form (or there is any other change in the Applicable Rules), the Partnership shall have no liability to a Protected Partner if it provides to the Protected Partner the ability to enter into a Bottom Guarantee in accordance with the terms of this Section 2.1(a).

(b) Following the Tax Protection Period, the Partnership shall use its commercially reasonable efforts to permit a Protected Partner to enter into a Bottom Guarantee and/or Deficit Restoration Obligation as described in Section 2.1(a) above if requested by a Protected Partner. For the avoidance of doubt, following the Tax Protection Period, the notification requirement of Section 2.2 will not apply.

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2.2           Notification Requirement. During the Tax Protection Period, the Partnership shall provide prior written notice to a Protected Partner if the Partnership intends to repay, retire, refinance or otherwise reduce (other than due to scheduled amortization) the amount of liabilities with respect to the Contributed Property in a manner that would cause an Indirect Owner to recognize gain for federal income tax purposes as a result of a decrease in the Protected Partner’s share of Partnership liabilities below the Minimum Liability Amount (determined as of the Closing Date)

2.3           Additional Allocation of Liabilities. If the Partnership provides notice to a Protected Partner pursuant to Section 2.2, the Partnership shall cooperate with the Protected Partner to arrange an additional allocation of liabilities of the Partnership to the Protected Partner in such amount or amounts so as to increase the amount of partnership liabilities allocated to such Protected Partner for purposes of Section 752 of the Code by an amount necessary to prevent the Indirect Owners from recognizing gain for federal income tax purposes as a result of a decrease in the Protected Partner’s share of Partnership liabilities below the Minimum Liability Amount (determined as of the Closing Date) as a result of the intended repayment, retirement, refinancing or other reduction (other than scheduled amortization) in the amount of liabilities with respect to the Contributed Property, including, without limitation, offering to the Protected Partner the opportunity, in the Partnership’s discretion, either (i) to enter into additional Bottom Guarantees (substantially in the form set forth in Schedule 2.1(c)) or (ii) to enter into additional Deficit Restoration Obligations, in either case to the extent of the amount of the Minimum Liability Amount (determined as of the Closing Date).

2.4           Deficit Restoration Obligation. The Partnership will maintain an amount of indebtedness of the Partnership that is considered “recourse” indebtedness (taking into account all of the facts and circumstances related to the indebtedness, the Partnership and the general partner) equal to or greater than the sum of the amounts subject to a Deficit Restoration Obligation of all Protected Partners and other partners in the Partnership. The Deficit Restoration Obligation shall be conclusively presumed to cause the Protected Partner to be allocated an amount of liabilities equal to the Deficit Restoration Obligation amount of such Protected Partner for purposes of Sections 465 and 752 of the Code, provided that (1) the Partnership maintains an amount of debt that is considered “recourse” indebtedness (determined for purposes of Section 752 of the Code and taking into account all of the facts and circumstances related to the indebtedness, the Partnership and the general partner) equal to the aggregate Deficit Restoration Obligation amounts of all partners of the Partnership and (2) all other terms and conditions of the Partnership Agreement with respect to such Deficit Restoration Obligation are met.

Article 3

Remedies for Breach

3.1           Monetary Damages. In the event that the Partnership breaches its obligations set forth in Article 2 with respect to a Protected Partner, the Protected Partner’s sole remedy shall be to receive from the Partnership, and the Partnership shall pay to such Protected Partner as damages, an amount equal to the aggregate federal, state and local income taxes incurred by the Protected Partner or an Indirect Owner as a result of the income or gain allocated to, or otherwise recognized by, such Protected Partner with respect to its Units by reason of such breach, plus an amount equal to the aggregate federal, state, and local income taxes payable by the Protected Partner or an Indirect Owner as a result of the receipt of any payment required under this Section 3.1.

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For the avoidance of doubt, so long as the Partnership provides the opportunities referenced in Sections 2.1 and 2.3 and complies with the notification requirement of Section 2.2, the Partnership shall have no liability pursuant to this Section 3.1 in the event it is determined that a Protected Partner has not been specially allocated for purposes of Section 752 of the Code an amount of partnership liabilities equal to such Protected Partner’s Minimum Liability Amount or is not treated as receiving a special allocation of partnership liabilities for purposes of Section 465 of the Code that increases such Protected Partner’s “at risk” amount by an amount equal to such Protected Partner’s Minimum Liability Amount. Furthermore, the Partnership shall have no liability pursuant to this Section 3.1 if the Partnership merges into another entity treated as a partnership for federal income tax purposes or the Protected Partner accepts an offer to exchange its Units for equity interests in another entity treated as a partnership for federal income tax purposes so long as, in either case, such successor entity assumes or agrees to assume the Partnership’s obligations pursuant to this Agreement.

For purposes of computing the amount of federal, state, and local income taxes required to be paid by a Protected Partner (or Indirect Owner), (i) any deduction for state income taxes payable as a result thereof actually allowed in computing federal income taxes shall be taken into account, and (ii) a Protected Partner’s (or Indirect Owner’s) tax liability shall be computed using the highest federal, state and local marginal income tax rates that would be applicable to such Protected Partner’s (or Indirect Owner’s) taxable income (taking into account the character and type of such income or gain) for the year with respect to which the taxes must be paid, without regard to any deductions, losses or credits that may be available to such Protected Partner (or Indirect Owner) that would reduce or offset its actual taxable income or actual tax liability if such deductions, losses or credits could be utilized by the Protected Partner (or Indirect Owner) to offset other income, gain or taxes of the Protected Partner (or Indirect Owner), either in the current year, in earlier years, or in later years).

3.2          Process for Determining Damages. If the Partnership has breached or violated any of the covenants set forth in Article 2 (or a Protected Partner asserts that the Partnership has breached or violated any of the covenants set forth in Article 2), the Partnership and the Protected Partner (or Indirect Owner) agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation and the amount of damages, if any, payable to such Protected Partner (or Indirect Owner) under Section 3.1. If any such disagreement cannot be resolved by the Partnership and such Protected Partner (or Indirect Owner) within sixty (60) days after the receipt of notice from the Partnership of such breach and the amount of income to be recognized by reason thereof (or, if applicable, receipt by the Partnership of an assertion by a Protected Partner that the Partnership has breached or violated any of the covenants set forth in Article 2), the Partnership and the Protected Partner shall jointly retain a nationally recognized independent public accounting firm (“an Accounting Firm”) to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of any of the covenants set forth in Article 2 has occurred and, if so, the amount of damages to which the Protected Partner is entitled as a result thereof, determined as set forth in Section 3.1). All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of any of the covenants set forth in Article 2 and the amount of damages payable to the Protected Partner under Section 3.1 shall be final, conclusive and binding on the Partnership and the Protected Partner. The fees and expenses of any Accounting Firm incurred in connection with any such determination shall be shared equally by the Partnership and the Protected Partner, provided that if the amount determined by the Accounting Firm to be owed by the Partnership to the Protected Partner is more than five percent (5%) higher than the amount proposed by the Partnership to be owed to such Protected Partner prior to the submission of the matter to the Accounting Firm, then all of the fees and expenses of any Accounting Firm incurred in connection with any such determination shall be paid by the Partnership and if the amount determined by the Accounting Firm to be owed by the Partnership to the Protected Partner is more than five percent (5%) less than the amount proposed by the Partnership to be owed to such Protected Partner prior to the submission of the matter to the Accounting Firm, then all of the fees and expenses of any Accounting Firm incurred in connection with any such determination shall be paid by the Protected Partner.

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3.3          Required Notices; Time for Payment. In the event that there has been a breach of Article 2, the Partnership shall provide to each affected Protected Partner notice of the transaction or event giving rise to such breach not later than at such time as the Partnership provides to the Protected Partners the IRS Schedule K-1’s to the Partnership’s federal income tax return for the year of such transaction. All payments required to be made under this Article 3 to any Protected Partner shall be made to such Protected Partner on or before April 15 of the year following the year in which the gain recognition event giving rise to such payment took place; provided that, if the Protected Partner is required to make estimated tax payments that would include such gain (taking into account all available safe harbors), the Partnership shall make a payment to the Protected Partner on or before the due date for such estimated tax payment and such payment from the Partnership shall be in an amount that corresponds to the amount of the estimated tax being paid by such Protected Partner at such time as a result of the gain recognition event. In the event of a payment made after the date required pursuant to this Section 3.3, interest shall accrue on the aggregate amount required to be paid from such date to the date of actual payment at a rate equal to the “prime rate” of interest, as published in the Wall Street Journal (or if no longer published there, as announced by Citibank) effective as of the date the payment is required to be made.

Article 4

Section 704(c) Method and Allocations

Notwithstanding any provision of the Partnership Agreement, the Partnership shall use the “traditional method” under Treasury Regulations Section 1.704-3(b) for purposes of making all allocations under Section 704(c) of the Code with respect to the Contributed Property.

Article 5

Amendment of this Agreement; Waiver of certain provisions

5.1          Amendment. This Agreement may not be amended, directly or indirectly (including by reason of a merger between either the Partnership or the REIT and another entity) except by a written instrument signed by the REIT, the Partnership, and each of the Protected Partners to be subject to such amendment, except that the Partnership may amend Schedules 2.1(a) and 2.1(b) upon a person becoming a Protected Partner as a result of a transfer of Units.

5.2          Waiver. Notwithstanding the foregoing, upon written request by the Partnership, each Protected Partner, in its sole discretion, may waive the payment of any damages that is otherwise payable to such Protected Partner pursuant to Article 3 hereof. Such a waiver shall be effective only if obtained in writing from the affected Protected Partner.

Article 6
Miscellaneous

6.1          Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver, and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

6.2          Assignment. No party hereto shall assign its or his rights or obligations under this Agreement, in whole or in part, except by operation of law, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.

6.3          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Protected Partners and their respective successors and permitted assigns, whether so expressed or not. This Agreement shall be binding upon the REIT, the Partnership, and any entity that is a direct or indirect successor, whether by merger, transfer, spin-off or otherwise, to all or substantially all of the assets of either the REIT or the Partnership (or any prior successor thereto as set forth in the preceding portion of this sentence), provided that none of the foregoing shall result in the release of liability of the REIT and the Partnership hereunder. The REIT and the Partnership covenant with and for the benefit of the Protected Partners not to undertake any transfer of all or substantially all of the assets of either entity (whether by merger, transfer, spin-off or otherwise) unless the transferee has acknowledged in writing and agreed in writing to be bound by this Agreement, provided that the foregoing shall not be deemed to permit any transaction otherwise prohibited by this Agreement.

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6.4           Modification; Waiver. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

6.5          Representations and Warranties Regarding Authority; Noncontravention. Each of the REIT and the Partnership has the requisite corporate or other (as the case may be) power and authority to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement by each of the REIT and the Partnership and the performance of each of its respective obligations hereunder have been duly authorized by all necessary trust, partnership, or other (as the case may be) action on the part of each of the REIT and the Partnership. This Agreement has been duly executed and delivered by each of the REIT and the Partnership and constitutes a valid and binding obligation of each of the REIT and the Partnership, enforceable against each of the REIT and the Partnership in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors’ rights generally) or (ii) general principles of equity. The execution and delivery of this Agreement by each of the REIT and the Partnership do not, and the performance by each of its respective obligations hereunder will not, conflict with, or result in any violation of (i) the Partnership Agreement or (ii) any other agreement applicable to the REIT and/or the Partnership, other than, in the case of clause (ii), any such conflicts or violations that would not materially adversely affect the performance by the Partnership and the REIT of their obligations hereunder.

6.6          Captions. The Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

6.7          Notices. All notices and other communications given or made pursuant hereto shall be in writing, shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

(i)          if to the Partnership or the REIT, to:

c/o BRG Manager

712 Fifth Avenue, 9th Floor

New York, NY 10019

Attention: R. Ramin Kamfar

(ii)         if to a Protected Partner, to the address on file with the Partnership.

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Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

6.8          Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

6.9          Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Delaware, without regard to the choice of law provisions thereof.

6.10        Consent to Jurisdiction; Enforceability.

6.10.1         This Agreement and the duties and obligations of the parties hereunder shall be enforceable against any of the parties in the courts of New York, New York. For such purpose, each party hereto and the Protected Partners hereby irrevocably submits to the nonexclusive jurisdiction of such courts and agrees that all claims in respect of this Agreement may be heard and determined in any of such courts.

6.10.2         Each party hereto hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

6.11        Severability. If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

6.12        Costs of Disputes. Except as otherwise expressly set forth in this Agreement, the nonprevailing party in any dispute arising hereunder shall bear and pay the costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the prevailing party or parties in connection with resolving such dispute.

6.13        Enforcement by Protected Partners. The Protected Partners are the beneficiaries of this Agreement and shall be able to enforce this Agreement as if they were parties to this Agreement.

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IN WITNESS WHEREOF, the REIT, the Partnership, and the Contributor have caused this Agreement to be signed by their respective officers, general partners, or delegates thereunto duly authorized all as of the date first written above.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

a Maryland corporation

By:
Name:
Title:

BLUEROCK RESIDENTIAL HOLDINGS, L.P.,

a Delaware limited partnership

By:	Bluerock Residential Growth REIT, Inc.,
a Maryland corporation,
its General Partner

By:	______________________
Name:
Title:

BR-NPT SPRINGING ENTITY, LLC,

a Delaware limited liability company

By:
Name:
Title:

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SCHEDULES AND EXHIBITS TO THE TAX PROTECTION AGREEMENT

Schedule 2.1(a)	List of Protected Partners

Schedule 2.1(b)	Minimum Liability Amount

Schedule 2.1(c)	Form of Guarantee Agreement

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Schedule 2.1(a)

List of Protected Partners

BR-NPT Springing Entity, LLC

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Schedule 2.1(b)

Minimum Liability Amount

Protected Partner	Minimum Liability Amount **/

BR-NPT Springing Entity, LLC

**/ The estimated amount of liabilities that must be allocated to the Protected Partner in order to prevent gain recognition by virtue of an Indirect Owner’s “negative tax capital account” on the closing date of the IPO as determined by the Partnership in its sole discretion.

Schedule 2.1(c)

Form of Guaranty 1/

GUARANTEE

This Guarantee is made and entered into as of the __ day of _______ 20__, by the persons listed on Exhibit A annexed hereto (the “Guarantors”) for the benefit of the Lender set forth on Exhibit B annexed hereto and made a part hereof (the “Lender,” which term shall include any person or entity who hereafter holds the Note (as defined below) in accordance with the terms thereof).

RECITALS

1/          This Form of the Guarantee Agreement is for Guaranteed Debt where the following conditions all are applicable:

(i)	there are no other guarantees in effect with respect to such Guaranteed Debt;

(ii)	the collateral securing such Guaranteed Debt is not collateral for any other indebtedness that is senior to or pari passu with such Guaranteed Debt;

(iii)	no additional guarantees with respect to such Guaranteed Debt will be entered into during the applicable Tax Protection Period;

(iv)	the lender with respect to such Guaranteed Debt is not the Partnership, any Subsidiary or other entity in which the Partnership owns a direct or indirect interest, the REIT, any other partner in the Partnership, or any person related to any partner in the Partnership as determined for purposes of Treasury Regulations Section 1.752-2; and

(v)	none of the REIT, nor any other partner in the Partnership, nor any person related to any partner in the Partnership as determined for purposes of Treasury Regulations Section 1.752-2 shall have provided, or shall thereafter provide, collateral for, or otherwise shall have entered, or thereafter shall enter, into a relationship that would cause such person or entity to be considered to bear risk of loss with respect to such Guaranteed Debt, as determined for purposes of Treasury Regulations Section 1.752-2.

If, and to the extent that, one or more of these conditions is not applicable, appropriate changes to the attached Form of Guaranty will be required in order to cause the various conditions set forth in Article 2 of the Tax Protection Agreement to be satisfied.

WHEREAS, the Lender has loaned to the borrower set forth on Exhibit B (the “Borrower”) the amount set forth opposite such Lender’s name on Exhibit B, which loan (i) is evidenced by the promissory note described on Exhibit C hereto (the “Note”), (ii) has a current outstanding balance in the amount set forth on Exhibit B annexed hereto, and (iii) is secured by a mortgage or deed of trust on the collateral described on Exhibit D annexed hereto (the “Deed of Trust,” with the property and other assets securing such Deed of Trust referred to as the “Collateral”);

WHEREAS, the Borrower is either Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Partnership”), or a subsidiary of the Partnership in which the Partnership owns a 98% or greater interest in the Partnership;

WHEREAS, the Guarantors are limited partners in the Partnership; and

WHEREAS, the Guarantors are executing and delivering this Guarantee to guarantee a portion of the Borrower’s payments with respect to the Note, subject to and otherwise in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing recitals and facts and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each of the Guarantors hereby agree as follows:

1.            Guarantee and Performance of Payment.

(a)          The Guarantors hereby irrevocably and unconditionally guarantee the collection by the Lender of, and hereby agree to pay to the Lender upon demand (following (1) foreclosure of the Deed of Trust, exercise of the powers of sale thereunder and/or acceptance by the Lender of a deed to the Collateral in lieu of foreclosure, and (2) the exhaustion of the exercise of any and all remedies available to the Lender against the Borrower, including, without limitation, realizing upon the assets of the Borrower other than the Collateral against which the Lender may have recourse), an amount equal to the excess, if any, of the Guaranteed Amount set forth on Exhibit B over the Lender Proceeds (as hereinafter defined) (which excess is referred to as the “Aggregate Guarantee Liability”). The amounts payable by each Guarantor in respect of the guarantee obligations hereunder shall be in the same proportion as the dollar amounts listed next to such Guarantor’s name on Exhibit A attached hereto bears to the total Guaranteed Amount set forth on Exhibit A, provided that, notwithstanding anything to the contrary contained in this Guarantee, each Guarantor’s aggregate obligation under this Guarantee shall be limited to the dollar amount set forth on Exhibit A attached hereto next to such Guarantor’s name. The Guarantors' obligations as set forth in this paragraph 1(a) are hereinafter referred to as the “Guaranteed Obligations.”

(b)          For the purposes of this Guarantee, the term “Lender Proceeds” shall mean the aggregate of (i) the Foreclosure Proceeds (as hereinafter defined) plus (ii) all amounts collected by the Lender from the Borrower (other than payments of principal, interest or other amounts required to be paid by the Borrower to Lender under the terms of the Note that are paid by the Borrower to the Lender at a time when no default has occurred under the Note and is continuing) or realized by the Lender from the sale of assets of the Borrower other than the Collateral.

(c)          For the purposes of this Guarantee, the term “Foreclosure Proceeds” shall have the applicable meaning set forth below with respect to the Collateral:

1.	If at least one bona fide third party unrelated to the Lender (and including, without limitation, any of the Guarantors) bids for such Collateral at a sale thereof, conducted upon foreclosure of the related Deed of Trust or exercise of the power of sale thereunder, Foreclosure Proceeds shall mean the highest amount bid for such Collateral by the party that acquires title thereto (directly or through a nominee) at or pursuant to such sale. For the purposes of determining such highest bid, amounts bid for the Collateral by the Lender shall be taken into account notwithstanding the fact that such bids may constitute credit bids which offset against the amount due to the Lender under the Note.

2.	If there is no such unrelated third-party at such sale of the Collateral so that the only bidder at such sale is the Lender or its designee, the Foreclosure Proceeds shall be deemed to be fair market value (the “Fair Market Value”) of the Collateral as of the date of the foreclosure sale, as such Fair Market Value shall be mutually agreed upon by the Lender and the Guarantor or determined pursuant to subparagraph 1(d).

3.	If the Lender receives and accepts a deed to the Collateral in lieu of foreclosure in partial satisfaction of the Borrower's obligations under the Note, the Foreclosure Proceeds shall be deemed to be the Fair Market Value of such Collateral as of the date of delivery of the deed-in-lieu of foreclosure, as such Fair Market Value shall be mutually agreed upon by the Lender and the Guarantor or determined pursuant to subparagraph 1(d).

(d)          Fair Market Value of the Collateral (or any item thereof) shall be the price at which a willing seller not compelled to sell would sell such Collateral, and a willing buyer not compelled to buy would purchase such Collateral, free and clear of all mortgages but subject to all leases and reciprocal easements and operating agreements. If the Lender and the Guarantor are unable to agree upon the Fair Market Value of any Collateral in accordance with subparagraphs 1(c)2. or 3. above, as applicable, within twenty (20) days after the date of the foreclosure sale or the delivery of the deed-in-lieu of foreclosure, as applicable, relating to such Collateral, either party may have the Fair Market Value of such Collateral determined by appraisal by appointing an appraiser having the qualifications set forth below to determine the same and by notifying the other party of such appointment within twenty (20) days after the expiration of such twenty (20) day period. If the other party shall fail to notify the first party, within twenty (20) days after its receipt of notice of the appointment by the first party, of the appointment by the other party of an appraiser having the qualifications set forth below, the appraiser appointed by the first party shall alone make the determination of such Fair Market Value. Appraisers appointed by the parties shall be members of the Appraisal Institute (MAI) and shall have at least ten years’ experience in the valuation of properties similar to the Collateral being valued in the greater metropolitan area in which such Collateral is located. If each party shall appoint an appraiser having the aforesaid qualifications and if such appraisers cannot, within thirty (30) days after the appointment of the second appraiser, agree upon the determination hereinabove required, then they shall select a third appraiser which third appraiser shall have the aforesaid qualifications, and if they fail so to do within forty (40) days after the appointment of the second appraiser they shall notify the parties hereto, and either party shall thereafter have the right, on notice to the other, to apply for the appointment of a third appraiser to the chapter of the American Arbitration Association or its successor organization located in the metropolitan area in which the Collateral is located or to which the Collateral is proximate or if no such chapter is located in such metropolitan area, in the metropolitan area closest to the Collateral in which such a chapter is located. Each appraiser shall render its decision as to the Fair Market Value of the Collateral in question within thirty (30) days after the appointment of the third appraiser and shall furnish a copy thereof to the Lender and the Guarantor. The Fair Market Value of the Collateral shall then be calculated as the average of (i) the Fair Market Value determined by the third appraiser and (ii) whichever of the Fair Market Values determined by the first two appraisers is closer to the Fair Market Value determined by the third appraiser; provided, however, that if the Fair Market Value determined by the third appraiser is higher or lower than both Fair Market Values determined by the first two appraisers, such Fair Market Value determined by the third appraiser shall be disregarded and the Fair Market Value of the Collateral shall then be calculated as the average of the Fair Market Value determined by the first two appraisers. The Fair Market Value of a Property, as so determined, shall be binding and conclusive upon the Lender and the Guarantors. Guarantors shall bear the cost of its own appraiser and, subject to subparagraph 1(e), shall bear all reasonable costs of appointing, and the expenses of, any other appraiser appointed pursuant to this subparagraph (1)(d).

(e)          Notwithstanding anything in the preceding subparagraphs of this paragraph 1, (i) in no event shall the aggregate amount required to be paid pursuant to this Guarantee by the Guarantors as a group with respect to all defaults under the Note and the Deed of Trust securing the obligations thereunder exceed the Guaranteed Amount set forth on Exhibit B hereto, and (ii) the aggregate obligation of each Guarantor hereunder with respect to the Guaranteed Obligation shall be limited to the lesser of (I) the product of (w) the Individual Guarantee Percentage for such Guarantor set forth on Exhibit A hereto multiplied by (x) the Guaranteed Amount, or (II) the product of (y) such Guarantor’s Individual Guarantee Percentage multiplied by (z) the Aggregate Guarantee Liability.

(f)           In confirmation of the foregoing, and without limitation, the Lender must first exhaust all of its rights and remedies against all property of the Borrower as to which the Lender has (or may have) a right of recourse, including, without limitation, the institution and prosecution to completion of appropriate foreclosure proceedings under the Deed of Trust, before exercising any right or remedy or making any claim, under this Guarantee.

(g)          The obligations under this Guarantee shall be personal to each Guarantor and shall not be affected by any transfer of all or any part of a Guarantor’s interests in the Partnership; provided, however, that if a Guarantor has disposed of all of its equity interests in the Partnership, the obligations of such Guarantor under this Guarantee shall terminate 12 months after the date of such disposition (the “Termination Date”) provided (i) the Guarantor notifies the Lender that it is terminating its obligations under this Guarantee as of the Termination Date and (ii) the fair market value of the Collateral exceeds the outstanding balance of the Note, including accrued and unpaid interest, as of the Termination Date. Further, no Guarantor shall have the right to recover from the Borrower any amounts such Guarantor pays pursuant to this Guarantee (except and only to the extent that the amount paid to the Lender by such Guarantor exceeds the amount required to be paid by such Guarantor under the terms of this Guarantee).

(h)          The obligations of any Guarantor who is an individual as a Guarantor hereunder shall terminate with respect to such Guarantor one week after the death of such Guarantor if, as a result of the death of such Guarantor, all property held by the Guarantor on the date of death would have a basis for federal income tax purposes equal to the fair market value of such property on such date (unless a later date were to be elected by the executor of the Guarantor's estate in accordance with the applicable provisions of the Internal Revenue Code).

2.            Intent to Benefit Lender. This Guarantee is expressly for the benefit of the Lender. The Guarantors intend that the Lender shall have the right to enforce the obligations of the Guarantors hereunder separately and independently of the Borrower, subject to the provisions of paragraph 1 hereof, without any requirement whatsoever of resort by the Lender to any other party. The Lender's rights to enforce the obligations of the Guarantors hereunder are material elements of this Guarantee. This Guarantee shall not be modified, amended or terminated (other than as specifically provided herein) without the written consent of the Lender. The Borrower shall furnish a copy of this Guarantee to the Lender contemporaneously with its execution.

3.            Waivers. Each Guarantor intends to bear the ultimate economic responsibility for the payment hereof of the Guaranteed Obligations to the extent set forth in Paragraph 1 above. Pursuant to such intent:

(a)          Except as expressly set forth in Paragraph 1 above, each Guarantor expressly waives any right (pursuant to any law, rule, arrangement or relationship) to compel the Lender, or any subsequent holder of the Note or any beneficiary of the Deed of Trust to sue or enforce payment thereof or pursue any other remedy in the power of the Borrower, the Lender or any subsequent holder of the Note or any beneficiary of the Deed of Trust whatsoever, and failure of the Borrower or the Lender or any subsequent holder of the Note or any beneficiary of the Deed of Trust to do so shall not exonerate, release or discharge a Guarantor from its absolute unconditional obligations under this Guarantee. Each Guarantor hereby binds and obligates itself, and its permitted successors and assignees, for performance of the Guaranteed Obligations according to the terms hereof, whether or not the Guaranteed Obligations or any portion thereof are valid now or hereafter enforceable against the Borrower or shall have been incurred in compliance with any of the conditions applicable thereto, subject, however, in all respects to the limitations set forth in paragraph 1.

(b)          Each Guarantor expressly waives any right (pursuant to any law, rule, arrangement, or relationship) to compel any other person (including, but not limited to, the Borrower, the Partnership, any subsidiary of the Partnership or the Borrower, or any other partner or affiliate of the Partnership or the Borrower) to reimburse or indemnify such Guarantor for all or any portion of amounts paid by such Guarantor pursuant to this Guarantee to the extent such amounts do not exceed the amounts required to be paid by such Guarantor pursuant to paragraph 1 hereof (taking into account the limitations set forth therein).

(c)          Except as expressly set forth in Paragraph 1 above, if and only to the extent that the Borrower has made similar waivers under the Note or the Deed of Trust, each Guarantor expressly waives: (i) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Note or the Deed of Trust; (ii) any defense that may arise by reason of: the incapacity, or lack of authority of the Borrower, the revocation or repudiation hereof by such Guarantor, the revocation or repudiation of the Note or the Deed of Trust by the Borrower, the failure of the Lender to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Borrower; the unenforceability in whole or in part of the Note, the Deed of Trust or any other document or instrument related thereto; the Lender's election, in any proceeding by or against the Borrower under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code; or any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; (iii) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guarantee or occurrence of, or any default in connection with, the Note or the Deed of Trust, and indulgences and notices of any other kind whatsoever, including, without limitation, notice of the disposition of any collateral for the Note; (iv) any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) or other action or omission by the Lender or any other person or entity which destroys or otherwise impairs any indemnification, contribution or subrogation rights of such Guarantor or the right of such Guarantor, if any, to proceed against the Borrower for reimbursement, or any combination thereof; (v) subject to Paragraph 4 below, any defense based upon any taking, modification or release of any collateral or guarantees for the Note, or any failure to create or perfect any security interest in, or the taking of or failure to take any other action with respect to any collateral securing payment or performance of the Note; (vi) any rights or defenses based upon any right to offset or claimed offset by such Guarantor against any indebtedness or obligation now or hereafter owed to such Guarantor by the Borrower; or (vii) any rights or defenses based upon any rights or defenses of the Borrower to the Note or the Deed of Trust (including, without limitation, the failure or value of consideration, any statute of limitations, accord and satisfaction, and the insolvency of the Borrower); it being intended, except as expressly set forth in Paragraph 1 above, that such Guarantor shall remain liable hereunder, to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of any of such Guarantor or of the Borrower.

4.            Amendment of Note and Deed of Trust. Without in any manner limiting the generality of the foregoing, the Lender or any subsequent holder of the Note or beneficiary of the Deed of Trust may, from time to time, without notice to or consent of the Guarantors, agree to any amendment, waiver, modification or alteration of the Note or the Deed of Trust relating to the Borrower and its rights and obligations thereunder (including, without limitation, renewal, waiver or variation of the maturity of the indebtedness evidenced by the Note, increase or reduction of the rate of interest payable under the Note, release, substitution or addition of any Guarantor or endorser and acceptance or release of any security for the Note), it being understood and agreed by the Lender, however, that the Guarantor's obligations hereunder are subject, in all events, to the limitations set forth in Paragraph 1; provided that (i) in the event that the Lender consents to the release of any Collateral securing the Note pursuant to the Deed of Trust, the Guaranteed Amount shall be reduced by the Fair Market Value of such Collateral on the date of such release (determined as set forth in Section 1(d)); and (ii) upon any material change to the Note or the Deed of Trust, including, without limitation, the maturity date or the interest rate of the Note, or upon any release or substitution of any Collateral securing the Note, within thirty (30) days of any Guarantor's receipt of actual notice of such event, subject to the following sentence, such Guarantor may elect to terminate such Guarantor's obligations under this Guarantee by written notice to the Lender. Such termination shall take effect on the 31st day following such actual notice, provided that no default under the Guaranteed Obligation has occurred and is then continuing.

5.            Termination of Guarantee. Subject to Paragraph 4, this Guarantee is irrevocable as to any and all of the Guaranteed Obligations.

6.            Independent Obligations. Except as expressly set forth in Paragraph 1, the obligations of each Guarantor hereunder are independent of the obligations of the Borrower, and a separate action or actions may be brought by a Lender against the Guarantors, whether or not actions are brought against the Borrower. Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against the Borrower, or any other person directly or contingently liable for the payment or performance of the Note and the Deed of Trust arising from the existence or performance of this Guarantee (including, but not limited to, the Partnership, Bluerock Residential Growth REIT, Inc. or any other partner of the Partnership) (except and only to the extent that a Guarantor makes a payment to the Lender in excess of the amount required to be paid under paragraph 1 and the limitations set forth therein).

7.            Net Worth Representation. The Guarantor hereby represents and warrants that it has sufficient net worth (excluding the value of its equity interests in the Partnership) to satisfy the Aggregate Guarantee Liability as of the date hereof and hereby agrees to maintain a sufficient net worth to satisfy the Aggregate Guarantee Liability as of any relevant date of determination until the obligations of Borrower for principal and interest now or hereafter existing under the Guaranteed Obligations shall have been paid.

8.            Understanding With Respect to Waivers. Each Guarantor warrants and represents that each of the waivers set forth above are made with full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law.

9.            No Assignment. No Guarantor shall be entitled to assign his or her rights or obligations under this Guarantee to any other person without the written consent of the Lender.

10.          Entire Agreement. The parties agree that this Guarantee contains the entire understanding and agreement between them with respect to the subject matter hereof and cannot be amended, modified or superseded, except by an agreement in writing signed by the parties.

11.          Notices. Any notice given pursuant to this Guarantee shall be in writing and shall be deemed given when delivered personally, or sent by registered or certified mail, postage prepaid, as follows:

If to the Partnership:

c/o BRG Manager

712 Fifth Avenue, 9th Floor

New York, NY 10019

Attention: R. Ramin Kamfar

or to such other address with respect to which notice is subsequently provided in the manner set forth above; and

If to a Guarantor, to the address set forth on Exhibit A hereto, or to such other address with respect to which notice is subsequently provided in the manner set forth above.

12.          Applicable Law. This Guarantee shall be governed by, interpreted under and construed in accordance with the laws of the State of Delaware without reference to its choice of law provisions.

13.          Consent to Jurisdiction; Enforceability

(a) This Guarantee and the duties and obligations of the parties hereto shall be enforceable against each Guarantor in the courts of New York, New York. For such purpose, each Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of such courts and agrees that all claims in respect of this Guarantee may be heard and determined in any of such courts.

(b) Each Guarantor hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Guarantee shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14.          Condition of Borrower. Each Guarantor is fully aware of the financial condition of the Borrower and is executing and delivering this Guarantee based solely upon its own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of the Lender or the Borrower. Each Guarantor represents and warrants that it is in a position to obtain, and hereby assumes full responsibility for obtaining, any additional information concerning the Borrower's financial conditions and any other matter pertinent hereto as it may desire, and it is not relying upon or expecting the Lender to furnish to it any information now or hereafter in the Lender’s possession concerning the same. By executing this Guarantee, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks it acknowledges.

15.          Expenses.          Each Guarantor agrees that, promptly after receiving Lender’s notice therefor, such Guarantor shall reimburse Lender, subject to the limitation set forth in subparagraph 1(e) and to the extent that such reimbursement is not made by Borrower, for all reasonable expenses (including, without limitation, reasonable attorneys fees and disbursements) incurred by Lender in connection with the collection of the Guaranteed Obligations or any portion thereof or with the enforcement of this Guarantee.

IN WITNESS WHEREOF, the undersigned Guarantors set forth on Exhibit A hereto have executed this Guarantee as of the date first set forth above.

GUARANTORS SET FORTH ON EXHIBIT A HERETO:

By: _______________________________

By: _______________________________

By: _______________________________

By: _______________________________

By: _______________________________

Exhibit A to Guarantee

Name and Address of Partner Guarantors	Guaranteed Amount

Guarantors, as a group	$

Individual Guarantors:		Individual

Guarantee

Percentage

Exhibit B to Guarantee

Name of Lender	Name of Borrower	Date of and Principal Amount of Loan	Debt Balance as of __/__/__	Guaranteed Amount

Exhibit C to Guarantee

Summary of Principal Terms of Note [or attach copy of Note]

Exhibit D to Guarantee

1.          Identification of Deed of Trust and

Brief Summary Description of Collateral

APPENDIX 1.2

Defined Terms

“Advisor” shall mean BRG Manager, LLC, a Delaware limited liability company, as advisor to the REIT.

“Affiliate” shall mean: (a) an entity that directly or indirectly controls, is controlled by or is under common control with the party in question; or (b) an entity at least a majority of whose economic interest is owned by the party in question; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

“Agreement” shall have the meaning given to it in the preamble to this Agreement.

“Appraised Equity Value” shall have the meaning given to it in Section 1.3(a) hereof.

“BRG North Park Towers” shall have the meaning given to it in the Recitals to this Agreement.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under applicable laws, or are in fact closed, in New York, New York.

“Certificates” shall have the meaning given to it in Section 1.4(a) hereof.

“Charter Documents” shall mean, with respect to any entity, its articles of incorporation, declaration of trust, bylaws, partnership agreement, statement of partnership, certificate of limited partnership, limited liability company agreement, limited liability company certificate or articles, or other charter or governing or organizational documents, and all applicable amendments or supplements to any of the foregoing.

“Closing” shall mean the occurrence of the following: (i) the satisfaction of all conditions precedent set forth herein, including, but not limited to the Transaction Conditions (or the waiver in writing of such condition by the Party entitled to the benefit of such condition) and (ii) the execution and delivery of the other documents and items to be executed and delivered pursuant to Article 4 and the other provisions hereof; and (iii) the consummation of the contribution of the Property for the Consideration as provided in this Agreement.

“Closing Date” shall mean the date on which the Closing occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commercially Reasonable Efforts” shall mean, whenever there is imposed on any Party such standard, that such Party shall be required to exert those efforts or diligence only to the extent they are economically feasible, practicable and reasonable under the circumstances and shall not impose upon such Party material financial or other burdens or require any Party to institute any legal action.

“Contributor” shall have the meaning given to it in the preamble to this Agreement.

“Contributor’s Reps” shall have the meaning given to it in Section 6.7(a) hereof.

“Consideration” shall have the meaning given to it in Section 1.1 hereof.

“Disclosure Schedule” shall mean the schedule annexed to this Agreement which lists any exceptions to the applicable representations, warranties or disclosures made in the main text of the Agreement. If there is no Disclosure Schedule annexed to this Agreement, there shall be no such exceptions.

“Due Diligence Materials” shall mean the Property Information and any other reports, financial statements or written materials delivered or made available to Operating Partnership by or on behalf of Contributor prior to the end of the Due Diligence Period.

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“Encumber” shall mean to voluntarily or involuntarily create, or permit to suffer the creation of, any Encumbrances.

“Encumbrances” shall mean any and all security interests, pledges, liens, charges, easements, encroachments, claims, purchase options or other encumbrances or restrictions of any kind on title to any asset, including, without limitation, any restriction on the use, transfer, receipt of income or other exercise of any attribute of ownership of such asset (not including applicable Laws).

“Environmental Laws” shall mean, without limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal, state, county, municipal and other local laws governing or relating to Hazardous Materials or the environment together with their implementing regulations, ordinances and guidelines.

“ERISA” shall mean Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

“Exception Matters” shall have the meaning given to it in Section 6.7(a) hereof.

“Existing Title Exceptions” shall mean as to the Existing Title Policy, the exceptions set forth in such Existing Title Policy.

“Existing Title Policy” shall mean the most recent owner’s title insurance policy insuring Contributor, a copy of which (together with copies of all exception documents) has been or will be delivered to Operating Partnership as part of the Property Information.

“FIRPTA Certificate” shall have the meaning given to it in Section 4.3(b) hereof.

“Governmental Authority” and “Governmental Authorities” shall mean any governmental authority having jurisdiction over any of the Property, Operating Partnership, Contributor or any of their respective Affiliates, including, without limitation, the United States of America, the state, county and municipality where the Property is located, and any court, agency, department, commission, board, bureau, utility district, flood control district, improvement district or similar district, or other instrumentality of any of them.

“Hazardous Materials” shall mean, without limitation, polychlorinated biphenyls, urea formaldehyde, radon gas, lead paint, radioactive matter, asbestos, petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous, infectious or toxic under any Environmental Law.

“Improvements” shall mean, as to the Property, all buildings, fixtures, structures, parking areas, landscaping and other improvements located on the applicable Land.

“Intangible Property” shall mean, as to the Property, all right, title and interest of Contributor in and to all intangible personal property owned by Contributor and now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Property, including, without limitation, any and all trade names and trademarks associated with such Property; the plans and specifications for the applicable Improvements, including as-built plans; unexpired warranties, guarantees, indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management of the Property; pending permit or approval applications as well as existing permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards; and books and records relating to the Property.

“IPO” shall have the meaning given to it in the Recitals to this Agreement.

“IPO Completion” shall have the meaning given to it in Section 4.2(a)(D) hereof.

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“Land” shall mean, for the Property, the land owned by Contributor, as described in the Existing Title Policy insuring such Contributor, and all rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances in anywise appertaining to the land, including any and all mineral rights, development rights, water rights and the like; and all right, title, and interest of Contributor in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the land.

“Laws” shall mean all applicable federal, state and local laws, rules, ordinances, regulations and codes, including without limitation, all zoning, building, health and safety, environmental, land use and persons with disabilities requirements.

“Leases” shall mean, as to the Property, all leases, subleases or other occupancy agreements pursuant to which any person has the right to occupy space in the Improvements.

“Lender” shall mean any lender, and its successors and assigns, identified under each Loan.

“Liens” shall have the meaning given to it in Section 1.3(a) hereof.

“Limitation Period” shall have the meaning given to it in Section 6.8 hereof.

“Loan” and “Loans” shall mean, individually and collectively as applicable, the mortgage loans encumbering the Property.

“Loan Documents” shall mean the documents and instruments evidencing and securing each of the Loans.

“Lock-up Agreement” shall mean that certain Lock-up Agreement executed by or on behalf of Contributor.

“LTIP Units” shall have the meaning given to it in Section 5.4 hereof.

“Mandatory Cure Items” shall have the meaning given to it in Section 2.4 hereof.

“Material Adverse Effect” shall mean any circumstance, change or effect that (a) is materially adverse to the business, assets, property, results of operations or financial condition of Contributor or the Property, individually or in the aggregate, or (b) materially impedes the ability of the Contributor to consummate the transactions contemplated hereby; provided, however, a Material Adverse Effect shall exclude any circumstance, change or effect resulting from any one or more of the following: (i) any change in the United States or foreign economies or securities or financial markets in general, that does not materially disproportionately affect the business, assets, property, results of operations or financial condition of Contributor taken as a whole as compared to other similarly situated Persons in the industries in which Contributor operate, (ii) any change that generally affects any industry in which Contributor operates, that does not materially disproportionately affect the business, assets, property, results of operations or financial condition of Contributor taken as a whole as compared to other similarly situated Persons in the industries in which Contributor operates; (iii) any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) any action taken by Operating Partnership in respect of the transactions contemplated hereby; (v) any changes in applicable Laws or accounting rules, which do not materially disproportionately affect Contributor taken as a whole as compared to other similarly situated Persons in the industries in which Contributor operates; or (vi) any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated hereby.

“Material Damage” and “Materially Damaged” shall have the meaning given to it in Section 3.2 hereof.

“Objections” shall have the meaning given to it in Section 2.4 hereof.

“Objection Notice” shall have the meaning given to it in Section 2.4 hereof.

“Operating Partnership” shall have the meaning given to it in the preamble to this Agreement.

“Operating Partnership Agreement” shall have the meaning given to it in Section 1.4(a) hereof.

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“Operating Partnership’s Representatives” shall have the meaning given to it in Section 2.1 hereof.

“OP Units” shall have the meaning given to it in Section 1.3(a) hereof.

“Org Chart” shall mean the organizational chart attached to this Agreement as Exhibit B.

“Party” and “Parties” shall have the meaning given to it in Section 1.1 hereof.

“Permitted Exceptions” shall mean, the Existing Title Exceptions, any additional exceptions approved or deemed approved by Operating Partnership pursuant to Section 2.4 of this Agreement, documents and instruments securing any Loan, real estate Taxes not yet due and payable and the rights of tenants in possession as tenants only under the Leases without any option to purchase or right of first refusal with respect to the Property.

“Person” shall mean a corporation, partnership, limited liability company, business trust or individual.

“Personal Property” shall mean as to the Real Property, all right, title and interest of the Contributor in and to all tangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of such Real Property, including, without limitation, all equipment, machinery, heating, ventilating and air conditioning units, furniture, art work, furnishings, trade fixtures, office equipment and supplies, and, whether stored on or off-site, all tools and maintenance equipment, supplies, and construction and finish materials not yet incorporated in the Improvements but held for repairs and replacements.

“Pledge Agreement” shall have the meaning given to it in Section 8.3 hereof.

“Property” shall mean that certain multi-family apartment complex containing 313 residential apartment units and 13 retail/commercial spaces, commonly known as North Park Towers located in the City of Southfield, Oakland County, Detroit MSA, as specifically set forth and identified by Exhibit A, and shall include the Real Property, the Leases, the Rents, the Personal Property, and the Intangible Property.

“Property Information” shall have the meaning given to it in Section 2.2 hereof.

“Property Rights Assignment” shall have the meaning given to it in Section 4.3(k) hereof.

“Real Property” shall mean the Land and the Improvements.

“Registration Rights Agreement” shall have the meaning given to it in Section 1.3(b) hereof.

“REIT” shall have the meaning given to it in the Recitals to this Agreement.

“Rent Roll” shall mean the rent roll for the Property delivered to Operating Partnership as part of the Property Information.

“Rents” shall mean, for the Property, all income from the applicable Real Property, including without limitation, all fixed or base rent, percentage rent, additional rent or other amounts payable by tenants under Leases with respect to operating expenses, Taxes or other charges under the Leases.

“Securities Act” shall have the meaning given to it in Section 1.4(a) hereof.

“Service Contracts” shall mean, all service contracts and other contracts, agreements or instruments relating to the ownership, use, management or operation of the Property, including equipment leases or any other lease in which Contributor is lessee, but excluding the Leases, which are not cancellable upon less than ninety (90) days prior notice or which are valued in excess of fifty thousand dollars ($50,000) annually.

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“Subsidiary” and “Subsidiaries” shall mean, individually and collectively, each of the limited liability companies owned directly or indirectly by Contributor, as shown on the Org Chart attached to this Agreement as Exhibit B.

“Tax” and “Taxes” shall mean, individually and collectively, all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, bulk sales taxes, transient occupancy taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, Transfer Taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies or other additions to taxes, including interest, fines and penalties.

“Tax Protection Agreement” shall have the meaning given to it in Section 1.3(b) hereof.

“Tax Warranties” shall have the meaning given to it in Section 6.8 hereof.

“Title and Authority Warranties” shall have the meaning given to it in Section 6.8 hereof.

“Transaction Conditions” shall have the meaning given to it in Section 4.2(a) hereof.

“Transfer Taxes” shall mean any and all taxes on the transfer, or deemed transfer, of the Property as a result of the conveyance of the Property pursuant to this Agreement payable pursuant to applicable Laws, but if and only to the extent that the conveyance of the Property pursuant to this Agreement is deemed to constitute a transfer of the Property that is subject to such tax, but not including real estate taxes or income taxes.

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